UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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COST PLUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COST PLUS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 23, 2011

To our Shareholders:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Cost Plus, Inc. (the “Company” or “Cost Plus”), a California corporation, will be held on June 23, 2011 at 2:00 p.m., Pacific Time, at Cost Plus’ corporate headquarters located at 200 4th Street, Oakland, California 94607, for the following purposes:

(1)	To elect nine directors listed in the proxy statement accompanying this Notice to serve until the 2012 Annual Meeting of Shareholders or in each case until his or her successor is duly elected and qualified;

(2)	To ratify and approve the appointment of Deloitte & Touche LLP as Cost Plus’ independent registered public accounting firm for the fiscal year ending January 28, 2012;

(3)	To approve the Cost Plus, Inc. Executive Performance Incentive Plan;

(4)	To approve an amendment to the Cost Plus, Inc. 1996 Director Option Plan to expand the type of equity awards that can be made under the plan to include full value awards;

(5)	To hold a non-binding vote on executive compensation;

(6)	To hold a non-binding vote on the frequency of executive compensation votes; and

(7)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only shareholders of record at the close of business on April 29, 2011 are entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or submit your proxy electronically via the Internet or by telephone by following the enclosed instructions. Any shareholder of record attending the Annual Meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors

Barry J. Feld

President and Chief Executive Officer

Oakland, California

May 23, 2011

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE ENCLOSED INSTRUCTIONS.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 23, 2011:

The Proxy Statement and Annual Report to Shareholders for the fiscal year ended January 29, 2011 are available free of charge at https://materials.proxyvote.com/221485

(continued)

DIRECTIONS TO COST PLUS, INC.’S

CORPORATE HEADQUARTERS

Cost Plus, Inc.

200 4th Street

Oakland, California 94607

(510) 893-7300

Directions from San Francisco

Take the Bay Bridge to Interstate 580 East, to Interstate 980 (Downtown Oakland), which turns into Interstate 880, to Jackson Street. Exit Jackson Street and take a right onto Jackson Street and a left on 4th Street. The corporate headquarters are located at the corner of Jackson and 4th Streets.

Directions from Oakland Airport (and from the south)

Take Interstate 880 North to Oak Street Exit. Exit Oak Street and go straight ahead for two blocks and turn left on Jackson Street. Go two blocks and turn left on 4th Street. The corporate headquarters are located on the corner of Jackson and 4th Streets.

COST PLUS, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of our Board of Directors for use at the 2011 Annual Meeting of Shareholders the (“Annual Meeting”) to be held June 23, 2011 at 2:00 p.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Shareholders. Our Annual Meeting will be held at our corporate headquarters located at 200 4th Street, Oakland, California 94607. Our telephone number at that location is (510) 893-7300.

These proxy solicitation materials were mailed on or about May 23, 2011 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

Only shareholders of record at the close of business on April 29, 2011 are entitled to notice of and to vote at the Annual Meeting. As of April 29, 2011, there were 22,187,549 shares of our common stock issued and outstanding.

Each shareholder is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

Shareholders of Record and Beneficial Owners

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered with respect to those shares to be the “beneficial holder” or “beneficial owner,” and those shares are considered to be held in “street name.” In that case, the broker, bank, or other holder is considered the “shareholder of record.” As the beneficial owner, you do not have the right to directly vote your shares but you have the right to direct your broker, bank or other nominee to vote your shares on your behalf as you instruct. You also may not vote in person at the Annual Meeting unless you have a legal proxy from your broker, bank or other nominee that holds your shares and you have to present that legal proxy and proof of identification at the Annual Meeting to vote your shares.

Methods of Voting

Your vote is very important. You may vote (i) by mailing your proxy, or (ii) electronically via the Internet or by telephone, or (iii) by attending the Annual Meeting and voting by ballot, as described below:

For Shareholders of Record:

Voting by Proxy—By signing and returning the proxy card according to the enclosed instructions, you are enabling our President and Chief Executive Officer, Barry J. Feld, and our Executive Vice President and Chief Financial Officer, Jane L. Baughman, who are named on the proxy card as “proxies or attorneys-in-fact,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the nominees for director identified in Proposal One;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2012 (Proposal Two);

•	FOR the approval of our Executive Performance Incentive Plan (Proposal Three);

•	FOR the approval of the amendment of our 1996 Director Option Plan to expand the type of equity awards that can be made under the plan to include full value awards (Proposal Four);

•	FOR the proposal regarding an advisory vote on executive compensation (Proposal Five); and

•	FOR one year as the frequency of holding an advisory vote on executive compensation (Proposal Six).

Voting By Telephone or Internet—Instructions for voting by telephone or over the Internet are included in the enclosed proxy card.

Call the toll-free telephone number on the proxy card and follow the recorded instructions; or access our secure website registration page through the Internet, as identified on the proxy card, and follow the instructions.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on June 22, 2011.

Voting in Person at the Meeting—If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. You have the right to vote in person at the meeting because you are a shareholder of record.

For Beneficial Owners of Shares Held in Street Name:

If you are the beneficial owner of shares held in street name, you will receive or should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Beneficial owners of shares held in street name may generally vote by one of the following methods:

By Mail. You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other nominee; or

By Methods Listed on Voting Instruction Card. Please refer to your voting instruction card or other information provided by your bank, broker or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other nominee; or

In Person at the Annual Meeting: If you are the beneficial owner of shares held in street name and you wish to vote at the meeting you will need to bring a legal proxy from your broker, bank or other nominee authorizing you to vote the shares as well as proof of identification.

How to Access the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K on the Internet.

The Notice of Annual Meeting of Shareholders, Proxy Statement and 2010 Annual Report are available online at http://materials.proxyvote.com/221485. At this website, you will find directions as to how you may access and review all of the important information you need.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting.

If you are a shareholder of record and wish to revoke your proxy, you must:

•	sign and return another proxy bearing a later date before the beginning of the Annual Meeting;

•	provide written notice of the revocation to:

Inspector of Elections

Cost Plus, Inc.

200 4th Street

Oakland, CA 94607

prior to the time we take the vote at the Annual Meeting; or

•	attend the Annual Meeting and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

If you are a beneficial owner of shares held in street name, you may change your vote:

•	by submitting new voting instructions to your broker, bank or nominee, or

•

if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person (attendance at the meeting will not by itself revoke a previously granted proxy).

Solicitation of Votes

We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or regular employees. No additional compensation will be paid to such persons for such services. In addition, we have retained Georgeson Shareholder to assist in the solicitation of proxies at an estimated fee of $8,500, plus reimbursement of reasonable out-of-pocket expenses.

Quorum Requirements, Abstentions and Broker Non-Votes

A quorum is necessary to hold a valid meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock, whether in person or by proxy, issued and outstanding on the record date.

Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting, but neither will be counted as votes cast. A “broker non-vote” occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

A properly executed proxy marked “Abstain” with respect to any such matter will not be voted. Accordingly, an abstention will have the effect of a negative vote.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold common stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.” Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Proposal Two contained in this proxy statement is considered a routine matter. However, Proposals One, Three, Four, Five and Six are not considered routine matters.

Unlike at annual meetings held several years ago, brokers do not have discretionary authority to vote on the election of directors (Proposal One), so it is very important that you instruct your broker how to vote. In addition, brokers do not have discretionary authority to vote on the executive compensation matters to be presented at the Annual Meeting (Proposals Three, Four, Five and Six), so it is very important that you instruct your broker how to vote on these proposals.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One—Election of Directors. If a quorum is present, the nine (9) director nominees receiving the highest number of votes, in person or by proxy, will be elected to the board of directors.

You may vote either “for” or “withhold” your vote for the director nominees. A properly executed proxy marked “withhold” with respect to the election of the directors will not be voted with respect to the directors and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum. Brokers do not have discretionary authority to vote on Proposal One.

Proposal Two—Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2012 will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Brokers have discretionary authority to vote on Proposal Two.

You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal Three—The approval of the Cost Plus, Inc. Executive Performance Incentive Plan. The approval of the Cost Plus, Inc. Executive Performance Incentive Plan will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Brokers do not have discretionary authority to vote on Proposal Three.

You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal Four—The amendment and approval of the Cost Pus, Inc. 1996 Director Stock Plan. The approval of the amendment to the Cost Plus, Inc. 1996 Director Stock Plan will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Brokers do not have discretionary authority to vote on Proposal Four.

You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal Five—Advisory Vote on Executive Compensation. Approval of an advisory vote on executive compensation will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Brokers do not have discretionary authority to vote on Proposal Five.

You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal Six—Advisory Vote on Frequency of Advisory Vote on Executive Compensation. The option of “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation recommended by shareholders.

You may vote for such a vote every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal. Brokers do not have discretionary authority to vote on Proposal Six.

We intend to announce preliminary voting results at the Annual Meeting and expect to provide final results in a current report on Form 8-K within four business days of the Annual Meeting.

Shareholder Proposals for 2012 Annual Meeting of Shareholders

You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Requirements for shareholder proposals to be considered for inclusion in our proxy materials—Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our shareholders by submitting their proposals in writing to our secretary in a timely manner. In order to be included in the proxy statement for the 2012 Annual Meeting of Shareholders, shareholder proposals must be received by our secretary no later than January 24, 2012 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for shareholder proposals to be brought before an annual meeting—In addition, our Bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by any shareholder entitled to vote who has timely delivered written notice to our secretary during the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations. However, if a shareholder wishes only to recommend a candidate for consideration by the Nominating Committee as a potential nominee for director, see the procedures discussed in “Policy for Director Recommendations and Nominations.”

Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the

Board of Directors, or (3) by a shareholder who has timely delivered written notice which sets forth all information required by our Bylaws to our secretary during the Notice Period (as defined below).

The “Notice Period” is defined as the period commencing on the date 75 days prior to the one year anniversary of the date on which we first mailed our proxy materials to shareholders for the previous year’s annual meeting of shareholders and terminating on the date 45 days prior to the one year anniversary of the date on which we first mailed our proxy materials to shareholders for the previous year’s annual meeting of shareholders. As a result, the Notice Period for the 2012 annual meeting of shareholders will be from March 9, 2012 to April 9, 2012.

If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Shareholders Sharing the Same Address

We have adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission (the “SEC”). Under this procedure, Cost Plus is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address, unless we have received contrary instructions from an affected shareholder. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call us at the address above, telephone number (510) 893-7300. Any shareholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact us at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

Other Matters

We know of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote the shares they represent in accordance with their best judgment. Such matters include, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, including, without limitation, for the purpose of soliciting additional proxies.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

Our Board of Directors held seven meetings during the fiscal year ended January 29, 2011. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served during their respective periods of service in the fiscal year ended January 29, 2011. Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also expected to attend our Annual Meeting of Shareholders. All of our directors who were serving on the Board at the time of the 2010 Annual Meeting, except for Messrs. Einstein and Mesdag, attended the meeting.

Our Board of Directors has summarized its corporate governance practices in the Corporate Governance Guidelines for Cost Plus, Inc., a copy of which is available on the Corporate Governance page of the Investor Information section of our website at http://www.worldmarket.com and is available in print upon request by any shareholder. Our Board of Directors has established four committees: an Audit Committee, a Compensation Committee, a Nominating Committee and a Real Estate Committee. Other than the Real Estate Committee, each committee has a written charter approved by the Board of Directors outlining the principal responsibilities of the committee. These charters are also available on the Corporate Governance page of the Investor Information section of our website.

The members of the committees are identified below:

Audit Committee	Compensation Committee	Nominating Committee	Real Estate Committee
Kenneth T. Stevens, Chair	Kim D. Robbins, Chair	Danny W. Gurr, Chair	Danny W. Gurr, Chair
Joseph H. Coulombe	Clifford J. Einstein	Willem Mesdag	Joseph H. Coulombe
Danny W. Gurr	Willem Mesdag	Kim D. Robbins
Fredric M. Roberts	Fredric M. Roberts

Risk Management

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board of Directors, our officers are responsible for the day-to-day management of the material risks Cost Plus faces. In its oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the full Board of Directors in reviewing our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for Cost Plus. The full Board of Directors regularly receives updates from management and outside advisors regarding certain risks we face, including litigation and various operating risks.

In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations and enterprise risks; our Compensation Committee oversees risks related to compensation policies and practices; and our Nominating Committee oversees governance related risks, such as board independence and conflicts of interest, as well as management and director succession planning. Our Board committees report their findings to the full Board of Directors.

Senior management attend, as needed, board and board committee meetings and are available to address any questions or concerns raised by our Board of Directors on risk management-related and any other matters. In addition, our Board of Directors holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for Cost Plus as needed.

Board and Leadership Structure

Our Corporate Governance Guidelines provide that the Board of Directors shall fill the Chairman of the Board and Chief Executive Officer positions. Our Board of Directors may select the Chief Executive Officer as Chairman. We currently separate the positions of Chief Executive Officer and Chairman of the Board. Since June 2010, Mr. Coulombe, one of our independent directors, has served as the non-executive Chairman of our Board of Directors. The responsibilities of the Chairman of the Board include: setting the agenda for each board meeting, in consultation with the Chief Executive Officer and presiding at executive sessions.

Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of our Board of Directors to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board of Directors believes that having an independent director serve as Chairman of the Board of Directors is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

In addition, as described in more detail below, our Board of Directors has four standing committees, each Chairperson and each member of which is an independent director. Our Board of Directors delegates substantial responsibility to each Board committee, which reports their activities and actions back to the full Board of Directors. We believe that our independent board committees and their chair are critical to our Board leadership structure.

Audit Committee

The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The Audit Committee assists the Board of Directors in the oversight and monitoring of (i) the integrity of our financial statements, (ii) Cost Plus’ accounting policies and procedures, (iii) our compliance with legal and regulatory requirements, (iv) our independent registered public accounting firm’s qualifications and independence, (v) our disclosure controls and procedures, and (vi) the performance of our internal audit function and our independent registered public accounting firm. In addition, the Audit Committee’s duties and responsibilities include reviewing and pre-approving any audit and non-audit services to be provided by our independent registered public accounting firm, reviewing, approving and monitoring our Code of Ethics for Principal Executive and Senior Financial Officers and establishing procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters. The report of the Audit Committee for the fiscal year ended January 29, 2011 is included in this proxy statement under the caption “Report of the Audit Committee.” The charter of the Audit Committee can be found in the Investor Information section of our website at http://worldmarketcorp.com/assets/corporate_files/audit_com_charter.pdf.

Our Audit Committee held seven meetings in fiscal 2010. The Audit Committee currently consists of directors Stevens, Coulombe, Gurr and Roberts. All members of the Audit Committee qualify as independent under the rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). Mr. Stevens is the Chairman of the Audit Committee and he has been designated an “audit committee financial expert” within the meaning of the rules and regulations of the SEC, and the Board has determined that he has the accounting and related financial management expertise to satisfy the requirement that at least one member of the Audit Committee be financially sophisticated within the meaning of the Nasdaq Rules.

Compensation Committee

The purpose of our Compensation Committee is to discharge the Board’s responsibilities for approving and evaluating officer compensation plans, policies and programs, to review and make recommendations regarding compensation for our employees and directors, and to administer our equity compensation plans. The report of the Compensation Committee for the fiscal year ended January 29, 2011 is included in this proxy statement under the caption “Report of the Compensation Committee.” The Compensation Committee currently consists of directors Einstein, Mesdag, Robbins and Roberts. The Compensation Committee held four meetings in fiscal 2010. Ms. Robbins is Chairperson of the Compensation Committee. Each member of the Compensation Committee is independent within the meaning of the Nasdaq Rules; is an “outside director” under the rules and regulations of the Internal Revenue Service and is a “non-employee director” under the rules and regulations of the SEC. The charter of the Compensation Committee can be found in the Investor Information section of our website at http://worldmarketcorp.com/assets/corporate_files/compensation_com_charter.pdf.

Nominating Committee

The purpose of our Nominating Committee is to assist the Board of Directors in identifying prospective director nominees and recommending director nominees for election to the Board of Directors and its committees. The Nominating Committee currently consists of directors Gurr, Mesdag and Robbins. The Nominating Committee held one meeting in fiscal 2010. All members of the Nominating Committee are independent within the meaning of the Nasdaq Rules. Mr. Gurr serves as the Chairman of the Nominating Committee. The charter of the Nominating Committee can be found in the Investor Information section of our website at http://worldmarketcorp.com/assets/corporate_files/nominating_com_charter.pdf.

Real Estate Committee

The purpose of our Real Estate Committee is to assist the Board of Directors in reviewing, evaluating and approving or disapproving proposals by management for the opening, closing and moving of retail stores. The Real Estate Committee currently consists of directors Coulombe and Gurr. Our Real Estate Committee held four meetings in fiscal 2010. Mr. Gurr serves as the Chairman of the Real Estate Committee.

Director Independence

Consistent with the Nasdaq listing standards and SEC rules regarding director independence, our Board of Directors has reviewed the independence of our directors and considered whether any director had any relationship with Cost Plus, Inc. or management that would compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.

As a result of this review, our Board of Directors has affirmatively determined that all of our directors with the exception of Mr. Feld are independent under the Nasdaq Rules. The Board of Directors has not yet made a determination regarding the independence of director nominees, Mr. Genender and Mr. Pound, although there is no information received to date that would suggest independent issues under the Nasdaq Rules. A formal determination will be made in the event that the mentioned director nominees are elected.

Shareholder Communications to Directors

Shareholders may communicate directly with our directors by sending a letter addressed to:

Joseph H. Coulombe

Chairman of the Board of Directors

Cost Plus, Inc.

200 4th Street

Oakland, California 94607

Mr. Coulombe will ensure that a summary of all letters received is provided to the Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, Mr. Coulombe may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or an individual director, management or independent advisors, as Mr. Coulombe considers appropriate. Mr. Coulombe may decide, in the exercise of his judgment, whether a response to any shareholder communication is necessary.

Policy for Director Recommendations and Nominations

The Nominating Committee considers candidates for Board membership suggested by Board members, management and our shareholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board of Directors from any shareholder holding, as of the date the recommendation is submitted, not less than one percent (1%) of the then outstanding shares of our common stock continuously for at least 12 months prior to such date. The Nominating Committee will consider a director candidate recommended by our shareholders in the same manner as a nominee recommended by a Board member, management or other sources. In addition, a shareholder may nominate a person directly for election to the Board of Directors at an Annual Meeting of Shareholders provided the shareholder meets the requirements set forth in our Bylaws.

Where the Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Nominating Committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers a number of factors, including:

•	the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, and

•	such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

Although the Nominating Committee does not have a policy with regard to the consideration of diversity identifying director nominees, as discussed above, diversity is one of the numerous criteria the Nominating Committee reviews before recommending a candidate.

The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	the highest personal and professional ethics and integrity,

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment,

•	skills that are complementary to those of the existing Board,

•	the ability to assist and support management and make significant contributions to our success, and

•

an understanding of the fiduciary responsibilities that is required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

After completing its evaluation, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating Committee.

Code of Business Conduct and Codes of Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors. Our Code of Business Conduct and Ethics is intended to ensure that our employees act in accordance with the highest ethical standards based on respect for the dignity of each individual and a commitment to honesty and fairness. In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, and among our executives and to ensure that all of our public disclosure is full, fair and accurate. The Code of Business Conduct and the Codes of Ethics for Principal Executive and Senior Financial Officers are available on the Corporate Governance page of the Investor Information section of our website at http://www.worldmarket.com.

Director Compensation

Cash Compensation of Non-Employee Directors in Fiscal 2010

During fiscal 2010, each of our non-employee directors received an annual retainer of $30,000 for service on the Board and any committee of the Board, except for the Chairman of the Board, who received an annual retainer of $75,000 in lieu of the standard annual retainer of $30,000 for his services in such capacity. In addition, each non-employee director received a fee of $3,000 for each Board meeting attended in person, $1,500 for each committee meeting attended (in person or by telephone) and $1,500 for each telephonic Board meeting. Directors were also reimbursed for certain expenses they incurred in connection with attendance at Board and committee meetings. The Chairperson of the Compensation Committee received the additional annual compensation of $7,500 in fiscal 2010 for her services as Chairperson of the Compensation Committee. The Chairman of the Audit Committee received the additional annual compensation of $10,000 for his services as Chairman of the Audit Committee in fiscal 2010. The Chairman of the Real Estate Committee received the additional compensation of $5,000 for his services as Chairman of the Real Estate Committee in fiscal 2010.

Cash Compensation of Non-Employee Directors in Fiscal 2011

In March 2011, our Board, in consultation with Mercer Consulting, an independent third-party compensation consulting firm, and in light of a market review of Board of Director pay practices, adopted changes to its director compensation practices. Our Board terminated the practice of the Company with respect to the payment of meeting fees to non-employee directors for participation in Board and committee meetings. Instead, commencing in 2011, non-employee directors will receive an annual retainer of $45,000. In addition, non-employee directors will receive an annual retainer of $7,500 for Audit Committee service, $6,000 for Compensation Committee service, $2,500 for Nominating Committee service and $2,500 for Real Estate Committee service. The non-executive Chairman of the Board will be paid an additional annual retainer of $45,000. The Chairman of the Audit Committee will be paid an additional annual retainer of $15,000. The Chairman of the Compensation Committee will be paid an additional annual retainer of $10,000. The Chairman of the Nominating Committee and the Chairman of the Real Estate Committee will each be paid an additional annual retainer of $5,000.

Equity Compensation of Non-Employee Directors in Fiscal 2010

Our 1996 Director Option Plan (the “Director Plan”) provides for our Board of Directors, in its discretion, to award options to purchase common stock to non-employee directors. The current practice of our Board of Directors is to approve the grant of an option to purchase 16,000 shares of our common stock upon the initial election or appointment to the Board to individuals who are not Company employees (an “Initial Option”). The exercise price for all options granted under the Director Plan is 100% of the fair market value of the shares on the grant date. Assuming continued service on the Board, options granted to non-employee directors prior to 2009 become exercisable in four equal annual installments beginning one year after the date of grant, however, in 2009, options granted to non-employee directors became exercisable on the two year anniversary after the date of grant. The options granted to the Board of Directors before fiscal year 2005 expire ten years after the date of grant but the options granted after fiscal year 2005 expire seven years after the date of grant. Vesting of options is accelerated in certain circumstances upon a change of control of Cost Plus.

On June 11, 2010, directors Einstein, Robbins, Gurr, Stevens, Mesdag and Roberts were each granted an option under the Director Plan to purchase 12,000 shares of our common stock at an exercise price of $4.86 per share. However, Mr. Coulombe, our Chairman, was granted an option under the Director Plan to purchase 15,000 shares of our common stock at an exercise price of $4.86 per share in connection with his role as our non-executive Chairman.

Equity Compensation of Non-Employee Directors in Fiscal 2011

In March 2011, our Board, in consultation with Mercer Consulting, also adopted changes to its director equity compensation program. Our Board determined that it would be more appropriate, subject to shareholder approval, to amend our 1996 Director Stock Option Plan to allow our non-employee directors to receive all types of awards under the plan, including full value awards, such as restricted stock, performance shares, performance units and deferred stock units.

No options grants have been approved in 2011 for directors as of the date of this proxy statement.

Aggregate Compensation of Non-Employee Directors in 2010

The following table sets forth information concerning compensation paid or accrued for services rendered to Cost Plus in all capacities by the non-employee members of our Board of Directors for the fiscal year ended January  29, 2011.

Director Compensation Summary

For Fiscal Year 2010

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Joseph H. Coulombe	96,750	50,700	147,450
Clifford J. Einstein	48,000	40,560	88,560
Danny W. Gurr	69,500	40,560	110,060
Willem Mesdag	49,500	40,560	90,060
Kim D. Robbins	60,000	40,560	100,560
Fredric M. Roberts	71,250	40,560	111,810
Kenneth T. Stevens	67,000	40,560	107,560

(1)	Amounts do not reflect compensation actually received by the director. Instead the amounts included under the “Option Awards” column represent the aggregate grant date fair value of option awards granted during the fiscal year ended January 29, 2011, computed in accordance with Financial Accounting Standards Codification Topic, 718. See “Equity Compensation of Non-Employee Directors in Fiscal 2010,” above for a full description of these awards. For a discussion of the valuation assumptions, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 29, 2011.
(2)	The aggregate number of shares subject to stock options outstanding at January 29, 2011 for each non-employee director was as follows:

Name	Aggregate Number of Option Awards Outstanding as of January 29, 2011
Joseph H. Coulombe	93,500
Clifford J. Einstein	41,500
Danny W. Gurr	97,500
Willem Mesdag	29,500
Kim D. Robbins	84,000
Fredric M. Roberts	152,500
Kenneth T. Stevens	29,500

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of eight directors. On May 5, 2011, our Board of Directors approved an increase to the number of authorized directors from eight to nine effective immediately prior to the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below, seven of whom are presently directors. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Our management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such person’s successor has been elected and qualified. Nominations of persons for election to our Board of Directors may be made by any shareholder of our Company entitled to vote in the election of directors at the Annual Meeting who complies with the notice procedures set forth in our Bylaws.

Mr. Mesdag’s term on our Board of Directors will expire at the Annual Meeting. Messrs. Coulombe, Einstein, Feld, Gurr, Roberts and Stevens, and Ms. Robbins are nominees for re-election, and Messrs. Genender and Pound are nominees for election to the Board of Directors. Messrs. Genender and Pound, who are standing for election by the shareholders at the Annual Meeting for the first time, were first identified as candidates for the Board of Directors by Mr. Mesdag and Mr. Feld, respectively, and were recommended by our Nominating Committee.

Vote Required

The nine nominees receiving the highest number of affirmative votes of the holders of the shares of our common stock represented in person or by proxy and entitled to vote on the proposal shall be elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

The names of the nominees, their ages as of the date of this proxy statement and certain information about them are set forth below:

Name of Nominee	Age	Position	Director Since
Joseph H. Coulombe	80	Independent management consultant	1995
Clifford J. Einstein	72	Founding Partner, Dailey and Associates Advertising	2007
Barry J. Feld	54	Chief Executive Officer and President	2001
Mark R. Genender	46	Partner, Red Mountain Capital Partners LLC	—
Danny W. Gurr	53	Independent management consultant	1995
John C. Pound	56	President, Integrity Brands	—
Kim D. Robbins	65	Retired retail executive	1999
Fredric M. Roberts	68	Retired investment banker	1999
Kenneth T. Stevens	59	Private investor/advisor	2008

Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director and executive officer of Cost Plus.

Mr. Coulombe has served as Chairman of our Board of Directors since June 2010. He has been engaged in independent management consulting since April 1995. Previously, he was employed in an executive capacity by several retailing and grocery businesses and as an independent business consultant. From February 1995 to April 1995, Mr. Coulombe served as President and Chief Executive Officer of Sport Chalet, Inc., a sporting goods retailer. From February 1994 to January 1995, Mr. Coulombe served as Chief Executive Officer of Provigo Corp., a wholesale and retail grocer. From November 1992 to February 1994, Mr. Coulombe was an independent business consultant. From March 1992 to October 1992, Mr. Coulombe served as Executive Vice President of Pacific Enterprises, with principal responsibility for Thrifty Corporation, an operator of drug and sporting goods chain stores. He also served as Co-Chairman of Thrifty Corporation during that time. From June 1989 through March 1992, Mr. Coulombe served as an independent business consultant. Mr. Coulombe is the founder of Trader Joe’s, a specialty food grocery chain, and he served as its Chief Executive Officer from 1957 to 1989. Mr. Coulombe currently serves as a director of True Religion Apparel, Inc., a manufacturer of high-end, contemporary, designer women’s and men’s jeans.

As the former chief executive officer and the founder of Trader Joe’s, as well as other retail establishments, Mr. Coulombe has a seasoned, broad business perspective of the retail industry which is of tremendous value to us. From prior positions as both an executive officer and director at Thrifty Corporation and as an independent consultant, he has extensive operating experience in the retail and consumer products industries. In addition, through his extensive executive management and board service experience on the boards of several public and private companies, Mr. Coulombe has developed the leadership, business judgment and consensus-building skills necessary to effectively lead our Board of Directors as non-executive Chairman.

Mr. Einstein served as Chairman of Dailey and Associates, an international advertising agency headquartered in West Hollywood, California, from 1994 until his retirement in 2006. Prior to his position as Chairman, Mr. Einstein served as President of Dailey and Associates from 1983 to 1994. He was Dailey and Associates’ original Executive Creative Director and served in that role as well for 35 years. Mr. Einstein currently serves as a director of Merchant House International, a Chinese manufacturer of home textiles and footwear.

Mr. Einstein brings to our Board of Directors an extensive background spanning nearly forty years in the advertising industry. He contributes strong insight into our marketing and advertising programs from his involvement in leading brands such as White Stag Clothing, Gallo Winery, Mondavi Winery, Callaway Golf, Mattel Toys, LA Gear, Lawry’s Foods, Nestle Foods, Neutrogena and Safeway Stores. He has established a proven track record for creating relevant marketing strategies to build brand awareness and drive sales. His expertise in managing and directing product development, marketing, packaging, distribution and sales provides our Board of Directors with valuable insights as we continue to innovate and strengthen our core brand and grow our market share of brand merchandise.

Mr. Feld was appointed Chief Executive Officer and President of Cost Plus, Inc. in October 2005. From August 1999 until October 2005, Mr. Feld was President, Chief Executive Officer and Chairman of the Board of Directors of PCA International, Inc., the largest North American operator of portrait studios focused on serving the discount retail market. From November 1998 to June 1999, Mr. Feld was President and Chief Operating Officer of Vista Eyecare, Inc., a specialty eyecare retailer. He joined Vista Eyecare as a result of its acquisition of New West Eyeworks, Inc., where he had been serving as President and a director since May 1991 and as Chief Executive Officer and a director since February 1994. From 1987 to May 1991, Mr. Feld was with Frame-n-Lens Optical, Inc., where he served as its president prior to joining New West. Prior to that, he served in various senior management positions at Pearle Health Services for 10 years and, for a number of years, he served as an acquisition and turnaround specialist for optical retail groups acquired by Pearle. PCA International filed for protection under Chapter 11 of the federal Bankruptcy Code in August 2006. Mr. Feld also serves on the Santa Clara University Advisory Board.

As our Chief Executive Officer, President and a member of our Board of Directors, Mr. Feld draws upon over three decades of experience in an array of executive management roles in the retail industry. As Chief Executive

Officer, he is responsible for determining our strategy and clearly articulating priorities as well as aligning and motivating the organization to execute effectively and ensure success. These skills, combined with Mr. Feld’s in-depth understanding of the Cost Plus customer, make him exceptionally qualified to serve on our Board of Directors.

Mr. Genender joined Red Mountain Capital Partners LLC as a Partner in February 2011. Mr. Genender previously served as a Managing Director in the Retail and Consumer Group of Carlyle Partners V, a $13.7 billion US buyout fund. Prior to Carlyle, Mr. Genender co-founded and was a Partner at Star Avenue Capital, a consumer growth equity vehicle which he formed in 2008 with Irving Place Capital and Creative Artists Agency. From 1996 to 2008, he was a Managing Director and Partner at Fenway Partners, a leading middle market buyout firm with over $2 billion under management. Prior to Fenway, Mr. Genender held senior sales and marketing positions with Nabisco Holdings Inc. and PepsiCo Inc., and served as a Financial Analyst in the M&A department with Goldman, Sachs & Co. in London and New York. Mr. Genender currently serves as a Director for Nature’s Sunshine Products, Inc. (“NATR”), a leading natural health and wellness company.

Mr. Genender brings extensive experience in finance, marketing and consumer-oriented businesses as well as significant corporate governance experience. Mr. Genender has served as a Director for J Brand Holdings, Easton-Bell Sports, Simmons Holdings, Harry Winston Inc., Delimex Holdings, and Decorative Concepts Inc. At each of these companies, Mr. Genender either chaired or served as a member of either the Compensation Committee or Audit Committee.

Mr. Gurr served as Interim President and Chief Operating Officer of Cost Plus, Inc. from March 2005 until October 2005. Since September 2004, Mr. Gurr has also been serving as Director and President of Make Believe Ideas, Inc., a publisher of children’s books. From January 2002 until July 2003, Mr. Gurr served as the President of Quarto Holdings, Inc., a leading international co-edition publisher. From April 1998 to July 2001, Mr. Gurr served as President and a director of Dorling Kindersley Publishing Inc., a publisher of illustrated books, videos and multi-media products. From September 1991 to February 1998, Mr. Gurr served as President and Chief Executive Officer of Lauriat’s Books, Inc., an operator of various bookstore chains. From November 1995 until June 1997, Mr. Gurr served as President and Chief Executive Officer of Chadwick Miller, Inc., an importer and wholesaler of housewares and gifts. Mr. Gurr is a director of Hastings Entertainment, Inc., a leading multimedia entertainment retailer and Millennium House, a specialist book publisher.

Mr. Gurr brings to our Board of Directors over two decades of experience as both an executive officer and a director of domestic and international companies in the specialty retail sector and the consumer products industry. Mr. Gurr has hands-on operating experience at Cost Plus resulting in in-depth knowledge of our operations and business. In addition, he has extensive knowledge of the publishing industry, importation of goods and retail distribution which is of invaluable assistance to our Board of Directors.

Mr. Pound currently serves as President and a director of Integrity Brands, Inc., a firm that originates and oversees investments in specialty retail and branded consumer products companies. He has held that position since July 1999. Mr. Pound served as a director of The Gymboree Corporation from 2000 to 2010. Mr. Pound also currently serves as a director of Orange 21 North America, a producer of branded eyewear under the Spy Optic brand, and as a member of its compensation and governance committees. He served as Executive Chairman of RedEnvelope, Inc., an online and catalog gift retailer, from May 2007 to March 2008 and as its Chief Executive Officer from November 2007 to March 2008. Mr. Pound was a RedEnvelope, Inc. director from August 2005 to March 2008. RedEnvelope filed for bankruptcy protection on April 17, 2008. Mr. Pound serves as a director of Tactical Holdings, LLC; Hunter Dixon, Inc.; and Three Twins Ice Cream, Inc, all private companies. Mr. Pound has a Ph D. in finance from Yale University, worked on corporate control policies in the mid-1980’s at the Securities and Exchange Commission, taught finance and financial market policy for ten years at Harvard University, and (during that time) served as an advisor to a number of large public companies and investment organizations.

Mr. Pound’s experience as an investor in the specialty retail sector and his finance expertise provides the Company and the Board with an informed perspective on the Company’s business objectives and industry trends, as well as expertise in evaluating opportunities in the sector.

Ms. Robbins is a retired retail executive who worked in various department store and specialty store businesses. From 1997 to 2002, Ms. Robbins was the Director of Product Development for Jack Nadel, Inc., a direct response promotion agency specializing in creative marketing and merchandise solutions. From 1996 to 1997, she was the Executive Vice President and General Merchandise Manager of House of Fabrics, Inc., which operates sewing and craft stores throughout the United States. From 1995 to 1996, she was the Vice President of Merchandising for Sport Chalet Inc., a sporting goods retailer. From 1976 to 1993, Ms. Robbins served in capacities of increasing responsibility at Carter Hawley Hale, culminating in her appointment as Senior Vice President and General Merchandising Manager.

Ms. Robbins brings to our Board of Directors a background spanning over 26 years of extensive retail experience in the department and specialty store business in management and operational roles. She has strong insight into product development, merchandise planning and promotion. In addition to her industry experience, Ms. Robbins’ service on our Compensation Committee since 1999 has provided her with the strong background in executive compensation necessary to serve as Chairperson of our Compensation Committee. She is also one of our longest serving members on our Board of Directors and therefore she has a deep understanding of the Company’s business and operations.

Mr. Roberts is retired and served as Chairman of our Board from March 2005 until June 2010. Mr. Roberts served as President of F.M. Roberts & Company, Inc., an investment-banking firm he established in 1980, for more than 20 years. Mr. Roberts has over 30 years of investment banking experience, including executive corporate finance positions with Lehman Brothers, Loeb, Rhoades & Co., E.F. Hutton & Co. and Cantor, Fitzgerald & Co., Inc. Mr. Roberts served as 1993 Chairman of the Board of Governors of the National Association of Securities Dealers, which at that time owned and operated The Nasdaq Stock Market. From 1994 to 1996, he was a member of the Nasdaq Board of Directors and its Executive Committee. Mr. Roberts also served as a director and Chairman of the Compensation Committee of Tween Brands, Inc, a specialty retailer of branded apparel and lifestyle products for girls from February, 2003 until December, 2009.

With three decades of investment banking experience advising corporate clients on strategic and financial issues, Mr. Roberts brings valuable strategic expertise to our Board of Directors. Mr. Roberts brings a deep understanding of the Nasdaq Stock Market LLC and National Association of Securities Dealers, having served on their boards and committees. Mr. Roberts has strong leadership and consensus-building capabilities as well as a solid understanding of finance and corporate governance.

Mr. Stevens was the Chief Executive Officer and a director of philosophy, Inc., a skin care and beauty company, from 2009 to April 2011. From 2007 to 2008, he served as President and Chief Operating Officer of Tween Brands, Inc., a publicly traded retailer. From 2002 until 2006, Mr. Stevens held various executive positions at Limited Brands, Inc. and its subsidiaries, including Executive Vice President and Chief Financial Officer of Limited Brands, Inc., Chief Executive Officer of Express and President of Bath & Body Works. Prior to 2002, Mr. Stevens held senior leadership positions at several public and private companies, including in Chord Communications, Bank One Retail Group, Taco Bell Corporation and PepsiCo, Inc. From 1983 to 1991, Mr. Stevens was a partner at McKinsey & Company, Inc. Mr. Stevens previously served as a director and audit committee member of Spartan Stores, Inc. and La Quinta Inns, Inc. and as a director, Audit Committee member and chairman of the compensation committee of Virgin Mobile USA, Inc.

Mr. Stevens brings to our Board of Directors over two decades of experience as a financial executive officer and member of the Board of Directors and Audit Committees of four public companies. Additionally, as the chief executive officer of a cosmetics company, Mr. Stevens had firsthand exposure to many of the issues facing retailers, including companies like Cost Plus. His extensive financial and accounting expertise as chief financial officer, deep understanding of accounting principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations, provide him with the financial acumen and skills necessary to serve as Chairman of our Audit Committee.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm to audit the financial statements of our Company for the current fiscal year ending January 28, 2012 and recommends that the shareholders ratify this selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Related Fees for Fiscal Years 2010 and 2009

The aggregate professional fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”) for the audit of our annual financial statements for fiscal 2010 and 2009 and fees billed or to be billed for audit related services, tax services and all other services rendered by Deloitte for these periods were as follows:

	2010		2009
Audit fees (1)	$990,000	(2)	$1,012,620
Audit-related fees (3)	—		—
Tax fees (4)	38,600		—
All other fees	—		—

Total Fees:	$1,028,600		$1,012,620

(1)	Audit Fees—These are fees for professional services performed by Deloitte and include the audit of our annual financial statements, the audit of management’s assessment of our internal control over financial reporting and Deloitte’s own audit of our internal control over financial reporting, the review of financial statements included in our Quarterly Reports on Form 10-Q and for services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	The audit fees for the fiscal year 2010 audit are preliminary.
(3)	Audit-related Fees—These are fees for the assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. Audit related services consist of consultation on various accounting matters.
(4)	Tax Fees—These are fees for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. Deloitte performed no such services for us in fiscal 2009.

The Audit Committee pre-approved all audit services, audit related services and other services and concluded that the provision of such services by Deloitte was compatible with maintaining auditor independence. The Audit Committee’s current practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent registered public accounting firm.

Vote Required

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE

APPROVAL OF THE EXECUTIVE PERFORMANCE INCENTIVE PLAN

The Compensation Committee has adopted the Executive Performance Incentive Plan (the “Incentive Plan”), subject to the approval of our shareholders at the Annual Meeting.

The Compensation Committee believes that we must offer a competitive performance bonus program if we are to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. The Compensation Committee expects that the Incentive Plan will be an important factor in attracting, retaining and rewarding the high caliber employees essential to our success and in providing incentive to these individuals to promote our success.

The following paragraphs provide a summary of the principal features of the Incentive Plan and its operation. The Incentive Plan is set forth in its entirety as Annex A to this proxy statement. The following summary is qualified in its entirety by reference to Annex A.

Board Recommendation and Vote Required

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE EXECUTIVE PERFORMANCE INCENTIVE PLAN.

Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR Proposal Three. Assuming the presence of a quorum, the required vote is the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote on the proposal.

Purpose

The Incentive Plan is intended to increase shareholder value and our success by aligning participants’ interests with those of the shareholders and by motivating participants to perform to the best of their abilities to achieve our objectives. The Incentive Plan’s goals are to be achieved by providing participants with the opportunity to earn incentive awards for the achievement of goals relating to our performance.

The Incentive Plan also is designed to qualify as “performance-based” compensation under Section 162(m) of the Code (“Section 162(m)”). Under Section 162(m), we may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if we pay compensation that is performance-based under Section 162(m), we still can receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Incentive Plan allows us to pay incentive compensation that is performance-based and therefore fully tax deductible on our federal income tax return.

Eligibility to Participate

The Compensation Committee selects which of our employees (and employees of our affiliates) will be eligible to receive awards under the Incentive Plan. The actual number of employees who will be eligible to receive an award cannot be determined in advance because the Compensation Committee has discretion to select the participants. However, we anticipate that all of our named executive officers will participate in the Incentive Plan.

Target Awards and Performance Goals

Each performance period, the Compensation Committee assigns each participant a target award and the performance goal or goals that must be achieved before an award actually will be paid to the participant. A performance period generally is a fiscal year, but the Compensation Committee has the discretion to adjust this period to a longer or shorter duration. The participant’s target award is expressed as a formula or payout matrix relating to the performance goal or goals that have been established by the Compensation Committee for that award. The formula or payout matrix will (i) be in writing, (ii) be based on a comparison of actual performance against performance goals, (iii) provide for the payment of an award if the performance goals are achieved at the predetermined level, and (iv) provide for the payment of an actual award greater or less than the target, depending upon the extent to which actual performance exceeds or falls below the performance goals. The formula or payout matrix may differ from participant to participant. The Compensation Committee determines the participants in the Incentive Plan, the performance goals and the target awards within 90 days following the commencement of any performance period, but in no event beyond when 25% (or such other time as may be required or permitted by Section 162(m)) of the performance period has elapsed.

The performance goals for any target award may provide for a targeted level or level of achievement using one or more of the following measures: cash flow, business unit or division performance, earnings (which may include earnings before interest, taxes, depreciation or amortization (EBITDA), or earnings before taxes and net earnings), earnings per share, expense reduction, gross margin, shareholder value, market share, net income, net sales, operating income, operating margin, productivity, return on assets, return on capital, return on shareholder equity, return on sales, and total shareholder return.

The performance goals may differ from participant to participant, performance period to performance period and from award to award. Any criteria used may be measured in absolute terms or in relative terms over the passage of time and/or against other companies or financial or business or stock index metrics particular to us, measured on a per share and/or share per capita basis, measured against our performance as a whole or against any affiliate, particular segment, business unit, or product, measured on a pre-tax or post-tax basis, and/or measured using an actual foreign exchange rate or on a foreign exchange neutral basis. Before the latest possible date that will not jeopardize the qualification of an award as performance-based compensation within the meaning of Section 162(m), the Compensation Committee determines whether any element will be included in or excluded from the calculation of any performance goal with respect to any participant. In all other respects, the performance goals will be calculated in accordance with our financial statements, generally accepted accounting principles, or under a methodology established by the Compensation Committee prior to or at the time of the issuance of an award and which is consistently applied with respect to a performance goal in the relevant performance period.

Actual Awards

After the performance period ends, the Compensation Committee certifies in writing the extent to which the pre-established performance goals applicable to each participant for the performance period actually were achieved or exceeded. A participant will be eligible to receive an actual award intended to qualify as performance-based compensation under Section 162(m) only if the performance goals for the performance period are achieved. The actual award that is payable to a participant is determined using his or her applicable formula or payout matrix to the level of performance certified by the Compensation Committee. Notwithstanding anything to the contrary, no actual award to any participant will exceed a maximum of $3,000,000 in any performance period, even if the formula otherwise indicates a larger award. In determining the amounts earned by a participant intended to qualify as performance-based compensation under Section 162(m), the Compensation Committee may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

Actual awards are payable in cash as soon as administratively practicable following the Compensation Committee’s determination of the actual award. A participant must generally be employed with us on the date of payment to receive an actual award. Under certain circumstances, the Compensation Committee has discretion to pay out all or part of an award if a participant terminates employment or in the event of a change of control of the company.

Administration, Amendment and Termination

The Compensation Committee administers the Incentive Plan. The Compensation Committee must consist of no fewer than two (2) members of our board of directors. Members of the Compensation Committee must qualify as outside directors under Section 162(m). Subject to the terms of the Incentive Plan, the Compensation Committee has sole discretion to:

•	select the employees who will receive awards;

•	prescribe the terms and conditions of awards;

•	interpret the Incentive Plan and the awards;

•	adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Incentive Plan by employees who are foreign nationals or employed outside of the United States;

•	adopt rules for administration, interpretation, and application of the Incentive Plan; and

•	interpret, amend or revoke any such rules.

Our board of directors or the Compensation Committee may amend or terminate the Incentive Plan at any time and for any reason. The amendment, suspension or termination of the Incentive Plan will not, without the consent of the participants, alter or impair any rights or obligations under any awards granted under the Incentive Plan. No award may be granted during any period of suspension or after termination of the Incentive Plan.

The Incentive Plan continues, subject to the right to terminate set forth in the preceding paragraph, until the 2016 Annual Meeting of Shareholders.

Federal Income Tax Consequences

Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt, or, in the case of an equity award with vesting requirements, at the date of exercise (in the case of nonstatutory stock options) or at the date of vesting (in the case of Performance Units or restricted stock). That income will be subject to applicable income and employment tax withholding by us. If and to the extent that the Incentive Plan payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

Awards to be Granted to Certain Individuals and Groups

Awards under the Incentive Plan are to be determined based on metrics that may be established from time to time and on actual performance. Therefore, future actual awards (if any) cannot now be determined.

Currently, the Named Executive Officers are eligible for cash bonuses under the 2011 Management Incentive Plan. Under the 2011 Management Incentive Plan, the Compensation Committee determines the target annual incentive opportunity for each named executive officer at the beginning of the fiscal year, evaluates the achievement of the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) performance levels at the end of the fiscal year, and makes payout determinations relative to target opportunity based on the Company’s achieved EBITDA performance levels. The aggregate maximum potential cash incentive bonus award payout for our fiscal year ending January 28, 2012, for all eligible executive officers is approximately $1.9 million.

For fiscal year 2010, the annual incentive cash bonuses for the Named Executive Officers were made pursuant to the 2010 Management Incentive Plan. The terms of the 2010 Management Incentive Plan were substantially identical to those of the 2011 Management Incentive Plan.

The following table sets forth certain information regarding bonuses paid for fiscal year 2010 to (i) each of the Named Executive Officers named in the Summary Compensation Table on page 41 of this proxy statement; (ii) the Named Executives Officers, as a group; and (iii) all employees who are not named executive officers, as a group:

Name of Individual or Group	Dollar Value of Bonuses Earned in Fiscal Year 2010
Barry J. Feld	$800,000
Jane L. Baughman	$208,846
Jeffrey A. Turner	$200,308
Named Executive Officers, as a group	$1,209,154
All Non-Named Executive Officer Employees, as a group	$4,590,762

PROPOSAL FOUR

AMENDMENT OF THE 1996 DIRECTOR OPTION PLAN

The 1996 Director Option Plan (the “Director Plan”) was adopted by our board of directors on March 13, 1996 and approved by our shareholders in March 1996 for a term of 10 years. The term of the Director Plan was extended by 10 years to March 31, 2016 on June 29, 2005. As of January 29, 2011, a total of 1,003,675 shares have been authorized for issuance under the Director Plan.

Our Board of directors believes that the Director Plan serves as an incentive to current directors, helps align their interests with those of our shareholders, and is an important factor in attracting and retaining qualified persons willing to serve on our Board of directors. The Director Plan provides for the grant of nonstatutory stock options to members of our Board of directors who are not employees. As of January 29, 2011, options to purchase 571,500 shares were issued and outstanding under the Director Plan, options to purchase 128,968 shares of our common stock had been exercised, and options to purchase 292,706 shares remained available for future grants.

In March 2011, our Board of directors approved a proposal to amend the Director Plan to expand the type of equity awards that can be made to Outside Directors to include full value awards, such as restricted stock, performance shares, performance units and deferred stock units. Our Board of directors believes that allowing the ability to grant full value awards under the Director Plan provides it with more flexibility to ensure the alignment of the interests of members of our Board of directors with those of our shareholders. We are seeking shareholder approval of the proposed amendment to the Director Plan.

The Director Plan is set forth in its entirety as Annex B to this proxy statement. The following summary is qualified in its entirety by reference to Annex B.

Vote Required

Approval of the amendment to the Director Plan requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote on the proposal.

Our Board of directors has an interest in this proposal as they may receive awards under the Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 1996 DIRECTOR OPTION PLAN TO EXPAND THE TYPES OF EQUITY AWARDS THAT CAN BE MADE TO OUTSIDE DIRECTORS TO INCLUDE RESTRICTED STOCK, PERFORMANCE SHARES, PERFORMANCE UNITS, AND DEFERRED STOCK UNITS.

Summary of the 1996 Director Option Plan

The essential features of the Director Plan (including proposed amendment to expand types of equity awards that may be granted to Outside Directors) are summarized below.

Purpose. The purposes of the Director Plan are to attract and retain the best available individuals for service as non-employee directors of Cost Plus, to provide additional incentive to the non-employee directors and to encourage their continued service on our Board of directors.

Administration. The Director Plan is administered by our Board of directors or our Compensation Committee. All grants of awards under the Director Plan are subject to the discretion of the Compensation Committee pursuant to the terms of the Director Plan. All questions of interpretation or application of the Director Plan are determined by the Compensation Committee, whose decisions are final and binding upon all participants.

Reserved Shares. The maximum number of shares that may be subject to award grants under the Director Plan is 1,003,675 shares.

Eligibility. Awards under the Director Plan may be granted only to non-employee directors or, if a non-employee director represents an entity, directly to the entity employing the non-employee director. We currently have seven non-employee directors, six of whom have been nominated for re-election at the Annual Meeting.

Options. The Compensation Committee is able to grant nonstatutory stock options under the Director Plan. The specific terms of each option granted under the Director Plan are determined by the Compensation Committee. Each option granted under the Director Plan is evidenced by a written stock option agreement between the Company and the optionee. Each option term can only be up to 10 years, and the exercise price of options will equal 100% of the fair market value per share of the Company’s common stock on the date of grant.

If an optionee ceases to serve as a director, an optionee will be able to exercise the vested portion of his or her option for (i) 6 months following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to death or disability. In no event will an option be exercised later than the expiration of its term.

Restricted Stock. Subject to the terms and conditions of the Director Plan, restricted stock may be granted at any time and from time to time at the discretion of the Compensation Committee. The Compensation Committee shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services as a director but may include a performance-based component. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the underlying shares. Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Compensation Committee shall determine; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no later than ten (10) years following the date of grant.

Performance Shares. Subject to the terms and conditions of the Director Plan, performance shares may be granted at any time and from time to time as shall be determined at the discretion of the Compensation Committee. The Compensation Committee shall have complete discretion to determine (i) the number of shares of our common stock subject to a performance share award granted and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component. Each performance share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Compensation Committee, in its sole discretion, shall determine.

Performance Units. Performance units are similar to performance shares, except that they shall be settled in cash equivalent to the fair market value of the underlying shares of our common stock, determined as of the vesting date. The shares available for issuance under the Director Plan shall not be diminished as a result of the settlement of a performance unit. Each performance unit grant shall be evidenced by an agreement that shall specify such terms and conditions as shall be determined at the discretion of the Compensation Committee.

Deferred Stock Units. Deferred stock units shall consist of a restricted stock, performance share or performance unit award that the Compensation Committee, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Compensation Committee.

Nontransferability of Awards. Awards granted pursuant to the Director Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Liquidation or Dissolution. In the event of our proposed liquidation or dissolution, awards under the Director Plan will terminate.

Merger or Asset Sale. In the event of our merger or the sale of substantially all of our assets, each award may be assumed or an equivalent award substituted by the successor corporation. If the successor corporation does not agree to assume or substitute the award, the participant will fully vest in and have the right to exercise all of his or her outstanding awards, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an option is not assumed or substituted for by the successor corporation, the option will be exercisable for a period of 30 days from the date our Board of directors notifies the optionee, after which period the option will terminate. If, after the assumption or substitution of the options, the director does not continue as a director of Cost Plus or the successor corporation other than as a result of a voluntary resignation, the option will become fully vested and exercisable and remain exercisable for 6 months after the end of the directorship.

Capitalization Changes. In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or recapitalization, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, appropriate proportional adjustments will be made in the number of shares subject to awards outstanding under the Director Plan, as well as the number of shares reserved for issuance under the Director Plan.

Amendment, Suspensions and Termination of the Director Plan. Our Board of directors may amend, alter, suspend or terminate the Director Plan at any time, except that shareholder approval is required for any amendment to the Director Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Director Plan will impair the rights of any participant without the participant’s consent. The Director Plan will terminate in March 2016, unless our Board of directors terminates it earlier.

Number of Awards Granted to Non-Employee Directors

The number of awards that a director may receive under the Director Plan is in the discretion of the Compensation Committee and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the Director Plan from January 31, 2010, the beginning of our last fiscal year, to April 29, 2011, and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Exercise Price
Joseph H. Coulombe	15,000	$4.86
Clifford J. Einstein	12,000	$4.86
Barry J. Feld	—	—
Danny W. Gurr	12,000	$4.86
Willem Mesdag	12,000	$4.86
Kim D. Robbins	12,000	$4.86
Fredric M. Roberts	12,000	$4.86
Kenneth T. Stevens	12,000	$4.86
All Named Executive Officers, as a group	—	—
All directors who are not Named Executive Officers, as a group	87,000	$4.86
All employees who are not Named Executive Officers, as a group	—	—

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Director Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Performance Units, Performance Shares and Deferred Stock Units. A participant will not have taxable income upon grant (unless, with respect to restricted stock, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received less any amount paid for the shares of our vested common stock.

Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an award under the Director Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). We are not required to withhold any amount for tax purposes on any such income included by the participant.

Section 409A. Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Director Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL FIVE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our shareholders to vote to approve, on an advisory or non-binding basis, the compensation of the Named Executive Officers (defined on page 41 of this proxy statement) as disclosed in accordance with the Securities and Exchange Commission’s rules in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 31 below. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we intend to communicate directly with shareholders to better understand the concerns that influenced the vote, consider our shareholders’ concerns and evaluate whether any actions are necessary to address those concerns.

As described in detail in the section entitled “Compensation Discussion and Analysis” in this proxy statement, our executive compensation program is designed, through the efforts of our Compensation Committee and its independent compensation consultant, to align compensation with Company performance in meeting both short-term and long-term business objectives with the interests of our shareholders. Our executive compensation program is designed to attract and retain leaders, including the Named Executive Officers, who are key to our continued successful growth. Under our compensation program, we seek to provide the Named Executive Officers with bonuses that are based largely on overall company performance.

The Compensation Discussion and Analysis, beginning on page 31 of this proxy statement, describes the Company’s executive compensation program and the decisions made by the Compensation Committee in fiscal 2010 in more detail. Highlights of the program include the following:

•

The Company’s cash compensation (base salary and annual performance-based cash bonus award) levels for the Named Executive Officers fell below the market median. The Company has no long-term cash compensation program for the Named Executive Officers.

•	The Company met its EBITDA improvement goals which resulted in target payouts to eligible employees.

•

The Company granted long-term equity awards that link the interests of our executive officers, including the Named Executive Officers, with those of our shareholders. The Named Executive Officers received annual long-term equity awards of stock options which vest over a multi-year period and which expire seven years from the date of grant.

•	The Company has caps on annual performance-based cash bonuses under the 2010 Management Incentive Plan.

•

The Company’s compensation program was reviewed by the Compensation Committee and determined not to create inappropriate or excessive risk that is likely to have a material adverse effect on the Company.

•	The Company has a strong risk management program to reduce the likelihood of manipulation of our financial performance to enhance executive compensation.

We believe that the information we have provided above and within the section entitled “Compensation Discussion and Analysis” in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

Vote Required

The advisory vote approving executive compensation requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

PROPOSAL SIX

ADVISORY VOTE ON THE FREQUENCY OF

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of the Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, such as Proposal Five beginning on page 26 of this proxy statement. By voting on this proposal, shareholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two, or three years.

After careful consideration, our Board of Directors has determined that a non-binding vote on executive compensation that occurs annually is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one-year interval for the non-binding vote on executive compensation.

We believe that an annual vote will allow our shareholders the ability to frequently communicate to us their position on the Named Executive Officer compensation through a non-binding executive compensation vote. An annual vote aligns to our short term cash programs and the metrics that guide those programs as well as to our periodic cycle of granting long term equity compensation to the Named Executive Officers. Our Compensation Committee is responsible for the Named Executive Officer compensation programs and values our shareholders opinions. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this Proposal.

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Company, the Compensation Committee or our Board of Directors, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ANNUAL VOTE AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION. THE OPTION RECEIVING THE GREATEST NUMBER OF VOTES (EVERY ONE, TWO OR THREE YEARS) WILL BE CONSIDERED THE FREQUENCY SELECTED BY SHAREHOLDERS.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (“SEC”) or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Cost Plus specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended January 29, 2011.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found in the Investor Information section of our website at http://worldmarketcorp.com/assets/corporate_files/audit_com_charter.pdf, and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of Cost Plus’ financial statements, its accounting policies and procedures, its compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of Cost Plus’ internal audit function and independent registered public accounting firm, disclosure controls and procedures and risk assessment and risk management. The Audit Committee manages Cost Plus’ relationship with its independent registered public accounting firm (who reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from Cost Plus for such advice and assistance.

The Company’s management has primary responsibility for preparing Cost Plus’ financial statements and for its financial reporting process. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of Cost Plus’ audited financial statements with accounting principles generally accepted in the United States. We monitor and review these processes, as well as the integrity of Cost Plus’ consolidated financial statements and its system of internal controls. However, we are not professionally engaged in the practice of accounting or auditing and we are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, we:

•	reviewed and discussed Cost Plus’ audited consolidated financial statements for the fiscal year ended January 29, 2011 with management and Deloitte & Touche LLP;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114, (The Auditor’s Communication With Those Charged With Governance);

•

received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP their independence from Cost Plus; and

•

reviewed management’s report on internal controls as well as the independent registered public accounting firm’s report to Cost Plus as to its review of the effectiveness of Cost Plus’ internal controls as required under Section 404 of the Sarbanes-Oxley Act.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our roles and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that Cost Plus’ audited consolidated financial statements for the fiscal year ended January 29, 2011 be included in Cost Plus’ Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

Respectfully submitted by:

THE AUDIT COMMITTEE

Kenneth T. Stevens, Chairman

Joseph H. Coulombe

Danny W. Gurr

Fredric M. Roberts

REPORT OF THE COMPENSATION COMMITTEE

The information in the following report shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Cost Plus specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the fiscal year ended January 29, 2011 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board and the Board has approved, that the Compensation Discussion and Analysis be included in the proxy statement for the fiscal year ended January 29, 2011 for filing with the SEC.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Kim D. Robbins, Chairperson

Clifford J. Einstein

Willem Mesdag

Frederic M. Roberts

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, no member of the Compensation Committee was an officer or employee or former officer or employee of Cost Plus or any of its subsidiaries. No member of the Compensation Committee or executive officer of Cost Plus served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee. Finally, no member of the Compensation Committee had any other relationship requiring disclosure in this section.

COMPENSATION DISCUSSION AND ANALYSIS

AND EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation programs as they apply to our executive officers, including those listed in the Summary Compensation Table. The executive compensation program is designed to ensure that the interests of executive officers are closely aligned with those of shareholders.

Executive Compensation Program Objectives and Philosophy

We seek to develop and implement compensation programs that will attract, retain, and reward employees and leaders who are key to our successful growth. Our executive compensation program is designed to reward key leaders for high levels of performance and to maximize shareholder value over time.

The objectives of our executive compensation program are:

•	Aligned with Shareholders: To align compensation with company performance in meeting both short-term and long-term business objectives and with the interests of our shareholders;

•	Retention-Focused: To enable us to attract, retain and reward leaders who are key to our continued successful growth; and

•	Performance-Based: To reward high levels of performance, with pay-at-risk increasing at higher levels of the organization.

Financial Performance in Fiscal 2010 and its Effect on Executive Compensation Paid for Fiscal 2010

Fiscal 2010 was a turnaround year for our company. After several challenging years, our fiscal 2010 financial results showed growth:

•	Net sales for fiscal 2010 increased 5.7% to $916.6 million from $867.0 million for fiscal 2009.

•	Comparable store sales for fiscal 2010 increased 7.2% compared to a 7.1% decrease in fiscal 2009.

•	Net income in fiscal 2010 was $2.9 million, or $0.13 per diluted share, versus a net loss in fiscal 2009 of $63.3 million, or $2.87 per diluted share.

Fiscal 2010 was a pivotal year as we returned to profitability for the first time since 2005 and one year ahead of our financial plan. The return to profitability was achieved through strong sales and margin performance combined with the controlling of expenses throughout the year.

As a result of our financial results for fiscal 2010, our named executive officers’ compensation increased from fiscal 2009 levels. Specifically:

•

The Company suspended its Management Incentive Plan during fiscal 2009, and we set challenging EBITDA target goals for ourselves in fiscal 2010. Because we exceeded our EBITDA targets, our Management Incentive Plan paid at the target funding level set during fiscal 2010.

•

Long term equity compensation values in fiscal 2010, as reported on the Summary Compensation Table, exceeded the values reported for fiscal 2009. The value to our executive officers of this type of compensation is directly linked to the performance of our stock price (“over time”), aligning our executive officers’ interests with our shareholders’ interests.

Key Elements of Compensation for Fiscal 2010

The Compensation Committee awarded named executive officers compensation in fiscal 2010 in the form of base salary, annual incentive bonus, and long-term incentives in the form of stock options.

Pay Element	Pay Element Description	Link to Performance	Market Position	Compensation Philosophy Element Satisfied
				Aligned with Shareholders	Retention- Focused	Performance- Based
Base Salary	Fixed salary provided to each named executive officer.	Given the achievement of corporate goals exceeding the first half financial plan, as well as the loss of key employees to higher paying positions, the Compensation Committee increased base salaries for key employees other than the CEO effective October 10, 2010.	Generally peer group median	X	X	X
Annual Incentives	Performance- based award provided for performance during fiscal 2010.	Eligible employees may receive performance-based compensation in the form of cash bonuses based on the Company’s achievement of EBITDA improvement goals. EBITDA improvement reflects the Company’s progress toward achieving sustained profitability. Employees must meet threshold EBITDA requirements in order to receive any incentive compensation. In fiscal 2010, Cost Plus met its EBITDA target, resulting in target payouts.	Given stage in turnaround, opportunities capped at target, which generally positioned incentive pay below median	X	X	X
Long-Term Incentives	Stock options granted during fiscal 2010.	Equity awards are primarily utilized as a retention vehicle; however, we believe that the use of service-based stock options also encourages consideration for long-term implications of decisions made in the short-term.	Grant date value below median, but long-term opportunity at or above median driven by shareholder value creation	X	X	X

Key Compensation Actions Taken Impacting Fiscal 2011 Program

The following are key actions our Compensation Committee has taken that impact our current year compensation program.

Action Taken	Description of Action Taken	Link to Performance	Compensation Philosophy Element Satisfied
			Aligned with Shareholders	Retention- Focused	Performance- Based
Modified Annual Incentive Opportunity	In fiscal 2010, the Compensation Committee, in conjunction with Mercer, reviewed its executive compensation program in relation of the market, as represented by peer group and survey data from comparable companies within the retail industry. The Compensation Committee determined that its named executive officers generally fell below the market median for incentive opportunity. As such, the Compensation Committee adjusted annual incentive opportunity for fiscal 2011 by setting threshold at 50% of target and increasing the maximum payout opportunity to 150% of target, in the event the company significantly exceeds its EBITDA target.	Given the Company was in the midst of a turnaround and was not forecasting the level of EBITDA required to justify an incentive plan, we suspended the Management Incentive Plan in 2009. Due to significant improvements in performance, the plan was reinstated in Fiscal 2010. Fiscal 2011 target EBITDA levels were set significantly higher than those of fiscal 2010; the Compensation Committee believes the stretch goals warrant additional upside in the case of outperformance. The Compensation Committee also values the simplicity of the annual incentive plan, the alignment of participants’ focus and the company’s financial objectives, as well as the fact that the plan is self funding.	X	X	X
Revised Peer Group	Cost Plus reviewed the appropriateness of its pre-existing peer group in terms of size, revenue growth, and talent market. In consultation with Mercer, Cost Plus removed Restoration Hardware, due to its acquisition, and added two new companies to form a peer group for fiscal 2010 consisting of ten comparable companies that best reflect Cost Plus’ current size and business model.	Cost Plus considers market pay levels, as represented by the companies within its Peer Group, in the determination of pay decisions, as well as Cost Plus’ relative performance compared to peers. The peer group is periodically updated in order to reflect Cost Plus’ continued growth.	X

Governance of Executive Compensation Program

Role of the Compensation Committee

The Compensation Committee of the Board of Directors oversees our executive compensation program. The Compensation Committee currently consists of independent directors Kim Robbins, Chairperson, Clifford Einstein, Willem Mesdag, and Fredric Roberts. The Compensation Committee is responsible to the Board of Directors for reviewing and approving executive compensation program elements, salary levels, incentive compensation and benefit plans for our Chief Executive Officer and our other executive officers. The Charter of the Compensation Committee is posted on our website at http://worldmarketcorp.com/assets/corporate_files/compensation_com_charter.pdf.

Executive Compensation Process

At the beginning of each fiscal year, the Compensation Committee reviews the compensation of the Chief Executive Officer and our other senior executives. Typically, the Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. The executive officers are not present during these discussions. The Chairman of the Compensation Committee then makes compensation recommendations to the Compensation Committee regarding the Chief Executive Officer, who is not present at that time.

In making compensation recommendations and decisions for the officers, the Compensation Committee considers a number of factors, including market data provided by its outside consultant; an internal review of each executive’s compensation, both individually and relative to other officers; individual performance and expected future contributions; retention needs; and our performance.

Role of Compensation Consultant

The Compensation Committee engages Mercer (US) Inc. (“Mercer”) as its compensation consultant. Mercer provides analyses and recommendations that inform the Compensation Committee’s decisions; evaluates market data and competitive position benchmarking; and provides updates on market trends and the regulatory environment as it relates to executive and Board of Director compensation. The Compensation Committee requests information and recommendations from Mercer as it deems appropriate in order to assist it in structuring and evaluating our executive compensation programs, plans, and practices. The Compensation Committee’s decisions about the executive compensation program, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

In fiscal 2010, Mercer conducted an equity usage and dilution analysis for Cost Plus. The Compensation Committee considered the results of the analysis in its determination of fiscal 2010 stock option awards. Mercer also evaluated the competitiveness of our total executive compensation in fiscal 2010, including base salary, target annual cash incentive opportunity, long term incentives, and equity usage. The results of this analysis were used to guide fiscal 2011 compensation decisions.

Risk Considerations

The Compensation Committee and management review the risks involved with all of Cost Plus’ compensation programs on an annual basis. In fiscal 2010, the Compensation Committee evaluated the results of the annual risk assessment and determined that the Company’s overall compensation programs do not encourage excessive risk-taking.

The Compensation Committee considered the following risk-mitigating features of Cost Plus’ compensation program in its conclusion:

•	balance between fixed and variable compensation, annual and long-term compensation, and cash and equity compensation;

•	caps on annual cash incentive award opportunity;

•

utilization of objective performance factor focused on enhancing operational efficiency and shareholder value in determination of annual cash incentive awards, coupled with the Compensation Committee’s ability to adjust awards downward at its discretion;

•	ability to adjust or recover elements of executive compensation under certain circumstances, including, but not limited to, when awards are based on incorrect financial statements.

•	use of stock options that vest over a multi-year period, and which expire seven years from the date of grant, encouraging participants to look to long-term appreciation in equity values;

•	use of company-wide metrics to determine the amount of a participant’s bonus under our incentive bonus plan; and

•

systems of internal control over financial reporting, code of business conduct, and whistle-blower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our incentive bonus plans.

Factors Considered in Determination of Executive Compensation

Benchmark Group

The Compensation Committee periodically reviews its peer group for appropriateness in terms of size and business structure as well as competition for talent. In conjunction with Mercer, we reviewed and revised our fiscal 2009 peer group as follows:

2010 Peer Group[1]	2009 Peer Group
Pier 1 Imports	Pier 1 Imports
Williams-Sonoma Inc.	Williams-Sonoma Inc.
Bed Bath & Beyond Inc.	Bed Bath & Beyond Inc.
Ethan Allen Interiors Inc.	Ethan Allen Interiors Inc.
Haverty Furniture	Haverty Furniture
Jo-Ann Stores Inc.	Jo-Ann Stores Inc.
Kirkland’s Inc.	Kirkland’s Inc.
Tuesday Morning Corp.	Tuesday Morning Corp.
99 Cent Stores	Restoration Hardware[2]
A.C. Moore Arts & Crafts

(1)	Companies in italics were added to peer group in fiscal 2010.
(2)	Restoration Hardware was removed from peer group in fiscal 2010, as it is no longer a public company.

The median revenue size of the 2010 peer group continues to be closely aligned with Cost Plus’ revenue size. The peer group companies were chosen because of their general similarity to Cost Plus in business and merchandise focus as well as the fact that they compete with Cost Plus for executive talent.

Executive Compensation Positioning

Our compensation philosophy is to set base salary ranges at approximately the competitive market median and to provide annual cash bonus incentive opportunities and long-term, equity-based incentive opportunities at median levels, with increasing upside potential for exceeding targets. We do not have a set policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The appropriate levels and mix of compensation are reviewed annually by our Compensation Committee based on information provided by the compensation consultant and on other factors described below. Our objectives are to ensure competitive base compensation to attract and retain executive talent; to reward performance on an annual basis in the form of cash incentives for performance exceeding specific short-term goals; and to provide equity compensation to enhance employee retention and to align shareholder and employee interests to maximize long-term value creation.

Components of Executive Compensation

Base Salary

The Compensation Committee determines base salaries annually for each executive based on the competitive market and the other factors described above. In fiscal 2009, in response to the downturn in the economic environment and consistent with our cost reduction strategy and in line with our corporate performance, the Compensation Committee determined that executive officers would not receive salary increases, except for promotional increases. In fiscal 2010, in light of the loss of key talent to higher paying positions or career growth opportunities and the achievement of performance in excess of the first half financial plan, the Compensation Committee approved midyear merit and market adjustment salary increases for select named executive officers on October 10, 2010. Base salaries were adjusted as follows:

Named Executive Officer	Fiscal 2010 Base Salary (Post-October 10, 2010)	Fiscal 2010 Base Salary (Pre-October 10, 2010)	Fiscal 2009 Base Salary
Barry Feld	$800,000	$800,000	$800,000
Jane Baughman	$400,000	$325,000	$325,000
Jeffrey Turner	$360,000	$300,000	$300,000

Given that the Company is coming out of the turnaround but must keep cost escalation controlled, base salary increases for fiscal 2011, if any, are expected to be minimal and will be reviewed at midyear.

Management Incentive Plan

Our Management Incentive Plan (cash incentive program) is a key element of our philosophy to pay our executives for actual performance. The Management Incentive Plan rewards executives for the achievement of short-term goals established by the Compensation Committee near the beginning of each fiscal year. Pursuant to the 2010 Management Incentive Plan, eligible employees could receive performance-based compensation in the form of cash bonuses based on the Company’s achievement of its overall earnings goal for the fiscal year ending January 29, 2011. Each eligible employee was assigned an annual incentive payout target percentage, varying by position, at the beginning of the fiscal year. The incentive payout target is 100% of base salary for the Company’s Chief Executive Officer and 60% of base salary for the other named executive officers.

The material terms of the 2010 Management Incentive Plan are as follows:

•	Cash bonuses based solely on the achievement of the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA) goals (excluding costs associated with store closures).

•

Each eligible employee is assigned an annual incentive payout target percentage, varying by position: 100% of base salary for the Company’s Chief Executive Officer and 60% of base salary for the other named executive officers.

	MIP Target Payout - % of Annual Base Pay
	MIP %	Threshold Payout	Maximum Payout
Corporate
CEO	100%	25%	100%
Other Named Executive Officers	60%	15%	60%

•	Participants are eligible to receive 0% to 100% of their incentive payout target based on EBITDA performance levels, as set forth below:

2010 MIP Payout Schedule	MIP % of Target
EBITDA (in millions)
<$18	0%
18 – 20	25%
20 – 22	50%
22 – 25	75%
25 +	100%

•

To receive an incentive bonus award under the Plan, each eligible employee must have actively worked for the Company for at least six months during the applicable fiscal year and must be actively employed with the Company at the time the bonuses are paid, or be on an approved leave of absence from which he or she returns to actively work for the Company for at least one month. In addition, each eligible employee must be in Good Standing (as defined in the 2010 Management Incentive Plan) throughout the fiscal year.

The Management Incentive Plan was suspended in 2009, given the Company was in the midst of a turnaround and was not forecasting the level of EBITDA required to justify funding of an incentive plan. The Compensation Committee reinstated the annual incentive plan in fiscal 2010 due to a forecasted increase in EBITDA at a level that allowed for the funding of an incentive plan. The utilization of EBITDA is intended to focus our executive officers on prudently managing operating efficiency while executing on our strategy, which is expected to increase revenue and profits over time, and enhance shareholder value. We also believe that no bonus compensation should be awarded without generating cash flow. In fiscal 2010, Cost Plus achieved its target EBITDA goals. As such, the Compensation Committee determined that each named executive officer would receive the following annual incentive compensation awards:

Named Executive Officers	Fiscal 2010 Actual Incentive Award
Barry Feld	$800,000
Jane Baughman	$208,846
Jeffrey Turner	$200,308

Following an Executive Compensation Assessment conducted by Mercer Consulting, the Compensation Committee determined that its named executive officers generally fell below the market median for incentive opportunity. As such, the Compensation Committee adjusted annual incentive opportunity for fiscal 2011 by setting threshold at 50% of target and increasing the maximum payout opportunity to 150% of target, in the event the Company significantly exceeds its EBITDA target.

Long-term Incentive Program

Our Compensation Committee believes that long-term, equity-based incentive compensation programs align the interests of management, employees and our shareholders in creating long-term shareholder value. Our 2004 Stock Plan provides for the grant of options to purchase shares of our common stock as well as for grants of full value awards, such as restricted stock, restricted stock units, performance shares and performance units. Prior to fiscal 2006, the only types of awards that had been made under the Plan were stock options.

The Compensation Committee considers various factors, such as share dilution levels, individual performance, retention concerns, the value of outstanding grants held by executives and the practices of peer group companies in determining the size and type of equity-based awards to Named Executive Officers. In fiscal 2010, each of our Named Executive Officers, with the exception of the Chief Executive Officer, was awarded an option grant to purchase 45,000 shares of our common stock. Our Chief Executive Officer was granted an option to purchase 100,000 shares of our common stock. The Compensation Committee believes that the number of options granted during the year is consistent with historical amounts and continues to provide a retention incentive for Named Executive Officers in order to retain talented employees. As a result, the Compensation Committee determined that it was not necessary or appropriate to increase the number of shares granted during fiscal 2010.

Consistent with grants made in fiscal 2009, all of these options have terms of seven years and two-year cliff vesting. The Compensation Committee agreed to approve the two year cliff vesting for one more year to ensure retention of employees through the completion of the turnaround, and in fiscal 2011 the ratable four year vesting for options was reinstated. While grant awards are normally approved at the first Compensation Committee meeting of the fiscal year, awards for fiscal 2010 were reviewed and approved at the June 2010 Board meeting, as the Compensation Committee preferred to wait for the results of the dilution and run rate analyses conducted by Mercer Consulting.

The Compensation Committee has adopted a formal policy for administering grants of awards under our 2004 Stock Plan and 1996 Director Option Plan. Under this policy, all awards under both Plans must be approved by the Compensation Committee. The policy provides that the exercise price of stock options will be the closing price of the common stock on the date of the meeting or the effective date of an action by the written consent of the Compensation Committee members unless a future grant date is specified. The policy provides that awards may not be made to officers or directors with a grant date occurring during the restricted trading periods observed by Cost Plus pending the release of financial results. Grants that are authorized during these periods must specify a specific future grant date, which will typically be at the end of the second full day of trading following the public release of financial results.

Perquisites and Other Benefits

Our executives receive no perquisites or benefits that are not also available to other eligible employees in the Company.

We have a 401(k) plan with a provision for an employer match. All of our executives and eligible employees may participate in the plan. In fiscal 2009, as another part of our cost reduction strategy, the employer match was suspended. The match continued to be suspended in fiscal 2010. We will continue to reevaluate our ability to reinstate the employer match in future years, pending sustained net income profitability.

Employment and Severance Agreements; Change in Control Arrangements

Other than the employment agreement with our Chief Executive Officer, Barry J. Feld, that we entered into when he commenced employment with Cost Plus in October 2005 and that we amended in March and December of 2008, we do not have employment agreements with our executive officers. The terms of Mr. Feld’s agreement are discussed below and under the caption “Employment and Related Agreements; Change in Control Arrangements.”

We have entered into severance agreements with our executive officers and certain other officers. These agreements, as well as Mr. Feld’s employment agreement, provide for payments to the officers in certain circumstances upon their involuntary termination, including termination following a change of control (as these terms are defined in the agreements).

Late in fiscal 2007, our Board of Directors and our Compensation Committee became concerned that Cost Plus faced an increased risk of losing its executives to competitors and requested its compensation consultant to review the existing severance provisions for our executives. Mercer delivered its report to the Compensation Committee in February 2008 and made various recommendations regarding Cost Plus’ severance arrangements designed to align the Company’s severance structure more closely with its peer group. These included recommendations to add benefits continuation provisions to the agreements and to extend the agreements to certain executives deeper in the organization. Mercer also recommended certain amendments to Mr. Feld’s employment agreement, including an increase in his base salary, which had not been adjusted since he joined Cost Plus, an increase in his target cash incentive to 100% of base salary, an increased stock option grant and enhancements to his severance pay, continuation of benefits following an involuntary termination of employment for the COBRA period (up to 18 months), long-term disability providing for a benefit of at least 50% of his base salary and an extension of his contract term. Following further consideration of these recommendations by the Compensation Committee and consultation with the Board of Directors, Cost Plus entered into an amended employment agreement with Mr. Feld in March 2008. The existing employment severance agreements with the Named Executive Officers and certain other key members of management were amended in May 2008, and Cost Plus entered into severance agreements with certain other executives who had not previously had such agreements. In June 2010, the Compensation Committee extended the termination date of the severance agreements and Change in Control agreements for its Named Executive Officers and other key members of management by an additional year from June 15, 2011 to June 15, 2012. The extension was provided in order to further extend the retention impact of the agreements.

Additional information regarding Mr. Feld’s employment agreement and the severance agreements with other executives is presented below under the caption “Employment and Related Agreements; Change in Control Arrangements.”

Our 2004 Stock Plan provides that in the event of a change of control of Cost Plus, as that term is defined in the 2004 Stock Plan, outstanding stock awards granted under the 2004 Stock Plan shall become fully vested. We may also elect to take certain other actions in the event of a change of control, including accelerating, terminating and canceling outstanding awards in exchange for a per share payment for each share subject to the outstanding awards equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in connection with the change of control, reduced in some cases by the per share strike price. We may also elect to have deferred stock units assumed by the acquirer for distribution according to their existing distribution schedule.

Our Board and the Compensation Committee believe the interests of shareholders will be best served if the interests of our senior management are aligned with them, and providing change-in-control severance benefits should eliminate, or at least reduce, any reluctance or bias on the part of senior management to pursue potential change-in-control transactions that may be in the best interests of shareholders, while simultaneously preserving their neutrality in the negotiation and execution of a transaction favorable to shareholders. In addition, the security of competitive change-in-control severance arrangements serves to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which Cost Plus requires focused and thoughtful leadership to ensure a successful outcome.

Tax and Accounting Considerations

In designing our compensation programs, we generally take into consideration the accounting and tax effect that each element will or may have on us and the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs as a whole within reasonable affordability levels.

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of our two other most highly compensated executive officers. Under Section 162(m), Cost Plus may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as qualification of the compensation as “performance-based compensation” under Section 162(m)).

The cash compensation (base salary and cash incentive) paid to each of our three most highly compensated executive officers in fiscal 2010 was fully deductible for federal income tax purposes because it was less than $1 million per officer. Assuming our Chief Executive Officer’s base salary for the 2011 fiscal year remains as stated above for the entire fiscal year, a portion of his cash compensation will not be fully deductible because of the 162(m) limitation. As we disclosed in last year’s proxy statement, although our Management Incentive Plan pays our officers cash incentive payments based on performance it is not considered “performance- based” under Section 162(m). As a result, the Company’s performance last year led to the payment of $800,000 to our Chief Executive Officer that will be partially non-deductible, when combined with his base salary, for federal income tax purposes in 2011. We believe that it was appropriate to pay these amounts because they were paid based on the performance of the Company and the achievement of objectives under the Management Incentive Plan. Elsewhere in this proxy statement at Proposal 3, we have included a proposal for the adoption of a cash incentive plan that qualifies as performance-based under Section 162(m) so that for fiscal years 2012 and later, we seek to have compensation that will not have its deductibility limited by Section 162(m).

We believe that each stock option granted to our Chief Executive Officer and each of our two other most highly compensated executive officers in fiscal 2010 should qualify as performance-based compensation under Section 162(m) and therefore should be fully deductible by us if they are exercised.

In designing our compensation programs, we take into consideration the impact of Section 409A of the Internal Revenue Code. Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Consequently, we terminated our nonqualified deferred compensation plan effective March 1, 2006 due to the complexities and restrictions of Section 409A. In addition, we structured our employment severance agreements and our equity awards in a manner intended either to avoid the application of Section 409A or to comply with its requirements.

Also of consideration is Section 280G and related Internal Revenue Code sections, which provide that executive officers, directors who hold significant shareholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with our change in control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Although our employment agreement with our Chief Executive Officer provides a gross-up for tax amounts he might pay pursuant to Section 280G, we have not provided any other executive officer or director with a gross-up or other reimbursement amount for Section 280G-related taxes.

Compensation Tables

The following table presents information concerning the total compensation of Cost Plus’ Chief Executive Officer, Chief Financial Officer and Executive Vice President of Operations (the “Named Executive Officers”) for services rendered to Cost Plus in all capacities for the fiscal year ended January 29, 2011:

Summary Compensation Table

Name and Principal Position*	Fiscal Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total($)
Barry J. Feld	2010	800,000	338,000	800,000	5,030	1,943,030
President and Chief Executive Officer	2009	800,000	57,000	—	5,645	862,645
	2008	800,000	440,000	—	7,413	1,247,413

Jane L. Baughman	2010	349,476	152,100	208,846	835	711,257
Executive Vice President, Chief Financial Officer and Corporate Secretary	2009	325,000	19,950	—	1,780	346,730
	2008	325,000	61,600	—	9,984	396,584

Jeffrey A. Turner (4)	2010	335,235	152,100	200,308	801	688,444
Executive Vice President, Operations and Chief Information Officer	2009	300,000	19,950	—	720	320,670
	2008	—	—	—	—	—

*	In fiscal 2010, the Board of Directors of the Company reviewed the officers of the Company who were classified as “executive officers” pursuant to the rules and regulations of the Securities and Exchange Commission and determined that currently only three such officers met such rules and regulations: Mr. Feld, Ms. Baughman and Mr. Turner.
(1)	Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts represent the aggregate grant date fair value related to option awards granted in the year indicated, pursuant to Statement of Financial Accounting Standards Codification Topic 718. The amounts for stock options from prior years were restated to reflect aggregate grant date fair value. For a discussion of the valuation assumptions, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 29, 2011. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.
(2)	Amounts represent compensation earned during fiscal 2010 under the Company’s 2010 Management Incentive Plan.
(3)	Consists of matching contributions made by Cost Plus under its tax-qualified 401(k) Plan and life insurance premiums paid by Cost Plus. Effective March 1, 2009, the Company suspended the employer matching.
(4)	Compensation for Mr. Turner is provided only for fiscal 2010 and 2009 because he was not a Named Executive Officer in fiscal 2008.

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended January 29, 2011.

Grants of Plan-Based Awards

For Fiscal Year 2010

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)
Barry J. Feld	—	—	200,000	800,000	800,000	—	—	—
	6/11/2010	6/11/2010	—	—	—	100,000	4.86	338,000
Jane L. Baughman	—	—	52,421	208,846	208,846	—	—	—
	6/11/2010	6/11/2010	—	—	—	45,000	4.86	152,100
Jeffrey A. Turner	—	—	50,285	200,308	200,308	—	—	—
	6/11/2010	6/11/2010	—	—	—	45,000	4.86	152,100

(1)	These columns show the range of potential payouts under the Cost Plus Fiscal 2010 Management Incentive Plan as described under the heading “Management Incentive Plan” in the Compensation Discussion and Analysis. The maximum performance targets were met in fiscal 2010, and bonus payments were made under the plan during fiscal 2011.
(2)	Reflects options to purchase common stock granted pursuant to the 2004 Stock Plan which have terms of seven years and have a cliff vesting provision, with the options fully vesting in two years from the date of the grant. For more information regarding these options, see the section entitled “Employment and Related Agreements; Change in Control Arrangements” below.
(3)	The exercise price for the stock option was the closing price of our common stock on the grant date, as reported on the Nasdaq Stock Market.
(4)	The grant date fair value of options is based on the fair value calculated pursuant to Statement of Financial Accounting Codification Topic 718. For a discussion of the valuation assumptions, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 29, 2011.

The following table presents certain information concerning equity awards held by the Named Executive Officers at the end of the fiscal year ended January 29, 2011.

Outstanding Equity Awards

at Fiscal 2010 Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Barry J. Feld	4,000	(2)	—		—	24.00	2/28/2011
	5,000	(2)	—		—	20.00	11/05/2011
	4,500	(2)	—		—	21.80	7/22/2012
	6,000	(2)	—		—	22.96	2/26/2013
	12,000	(2)	—		—	38.50	2/26/2014
	12,000	(2)	—		—	26.88	4/01/2012
	200,000		—		—	15.34	10/25/2012
	37,500		12,500	(3)	—	9.38	5/07/2014
	125,000		125,000	(4)	—	3.61	3/24/2015
	—		100,000	(5)	—	0.89	3/23/2016
	—		100,000	(6)	—	4.86	6/11/2017

Jane L. Baughman	2,500		—		—	24.00	2/28/2011
	1,667		—		—	21.85	8/22/2011
	4,678		—		—	20.00	11/02/2011
	4,000		—		—	24.31	2/27/2012
	2,229		—		—	22.96	2/26/2013
	2,500		—		—	38.50	2/26/2014
	322		—		—	20.00	11/02/2011
	3,771		—		—	22.96	2/26/2013
	7,500		—		—	38.50	2/26/2014
	10,000		—		—	26.88	4/01/2012
	10,000		—		—	19.17	2/14/2013
	7,500		2,500	(3)	—	9.38	5/07/2014
	22,500		7,500	(7)	—	4.10	9/05/2014
	17,500		17,500	(4)	—	3.61	3/24/2015
	—		35,000	(5)	—	0.89	3/23/2016
	—		45,000	(6)	—	4.86	6/11/2017

Jeffrey A. Turner	15,000		5,000	(8)	—	4.34	9/17/2014
	17,500		17,500	(4)	—	3.61	3/24/2015
	—		35,000	(5)	—	0.89	3/23/2016
	—		45,000	(6)	—	4.86	6/11/2017

(1)	All options were granted pursuant to our 2004 Stock Plan or the predecessor plan, except as otherwise noted, with an exercise price equal to the fair market value of the common stock on the date of grant, as determined by the Board of Directors. The options granted pursuant to the 2004 Stock Plan and predecessor plan have terms of seven years and ten years, respectively.
(2)	Granted to Mr. Feld under the 1996 Director Stock Option Plan.
(3)	Granted on May 7, 2007 and vest annually at a rate of 25% per year.
(4)	Granted on March 24, 2008 and vest annually at a rate of 25% per year.
(5)	Granted on March 23, 2009 and fully vest on March 23, 2011.
(6)	Granted on June 11, 2010 and fully vest on June 11, 2012.
(7)	Granted on September 5, 2007 and vest annually at a rate of 25% per year.
(8)	Granted on September 17, 2007 and vest annually at a rate of 25% per year.

Fiscal 2010 Potential Payments Upon Termination or Change In Control

The following table shows the amounts each of the Named Executive Officers would receive upon termination or change in control under the employment severance agreements currently in place, assuming that these agreements were in place on January 29, 2011, the last business day of our most recently completed fiscal year, and that the termination had taken place on that date.

Name	Benefit	Involuntary Termination (1)		Voluntary Termination ($)	Death ($)	Disability ($)
		Before Change in Control ($)	After Change in Control ($)
Barry J. Feld	Continuation of Salary (2)	2,400,000	3,200,000	—	—	—
	Bonus payout (3)	800,000	800,000	—	—	—
	Continuation of Medical/Welfare Benefits	23,192	23,192	—	—	—
	Acceleration of stock options (5)	1,794,750	1,794,750	—	—	—

	Total	5,017,942	5,817,942

Jane L. Baughman	Continuation of Salary (4)	400,000	600,000	—	—	—
	Bonus payout (3)	208,846	208,846	—	—	—
	Continuation of Medical/Welfare Benefits	10,800	16,200	—	—	—
	Acceleration of stock options (5)	—	567,625	—	—	—

	Total	619,646	1,392,671

Jeffrey A. Turner	Continuation of Salary (4)	360,000	540,000	—	—	—
	Bonus payout (3)	200,308	200,308	—	—	—
	Continuation of Medical/Welfare Benefits	15,461	23,192	—	—	—
	Acceleration of stock options (5)	—	554,975	—	—	—

	Total	575,769	1,318,475

(1)	The definitions of “involuntary termination” found in Mr. Feld’s employment agreement, as amended, and the employment severance agreements are set forth below under the caption “Employment and Related Agreements; Change in Control Arrangements.”
(2)	The provisions of Mr. Feld’s employment agreement, as amended, relating to compensation in the cases of involuntary termination both prior to a change of control or more than 18 months following a change of control agreements are set forth below under the caption “Employment and Related Agreements; Change in Control Arrangements”.
(3)	Mr. Feld’s employment agreement, as amended, provides, in the case of involuntary termination, for the payment of 100% of Mr. Feld’s target bonus for the year of termination, pro-rated by the portion of the year prior to the termination. The severance agreements of each of our Named Executive Officers, excluding our Chief Executive Officer, provides for payment of a pro rata portion of such executive officer’s fiscal year target bonus, if any would have been earned, under Cost Plus’ then effective management incentive plan.
(4)	The provisions of the employment severance agreements relating to compensation in the cases of involuntary termination both prior to a change of control or more than 12 months following a change of control agreement are set forth below under the caption “Employment and Related Agreements; Change in Control Arrangements.”
(5)	Based on the aggregate market value of unvested option grants and assuming the triggering event took place on the last business day of fiscal 2010 (January 29, 2011), and the price per share of Cost Plus’ common stock is the closing price on the NASDAQ Global Select Market as of that date ($8.68). Aggregate market value for options is computed by multiplying (i) the difference between $8.68 and the exercise price of the option, by the number of shares underlying unvested options at January 29, 2011. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Employment and Related Agreements; Change in Control Arrangements

Feld Employment Agreement

We entered into an employment agreement with our Chief Executive Officer, Barry J. Feld, when he joined the Company in that capacity on October 24, 2005. This agreement was amended on March 12, 2008 and again on December 15, 2008. The amended agreement extends Mr. Feld’s employment term by three years to October 24, 2012. Effective February 1, 2008, Mr. Feld’s base salary was increased to $800,000 per year, which will be reviewed on an annual basis and may be increased by the Board. Commencing with the 2008 fiscal year,

Mr. Feld is eligible for an annual performance bonus target of 100% of his base salary upon achievement of financial and other goals under the Cost Plus Management Incentive Plan or any successor plan, as determined by the Board or Compensation Committee of the Board. Additionally, Mr. Feld is eligible for an annual bonus above the target percentage upon exceptional achievement in exceeding the financial goals established by the Board or Compensation Committee. The Board or Compensation Committee may increase the target bonus in any subsequent year in their sole discretion. Payments made under the employment agreement are eligible for a tax gross-up in the event such payments constitute “parachute payments” within the meaning of Section 280G of the Code.

In the event Mr. Feld’s employment is terminated involuntarily (other than for cause) by Cost Plus prior to a change of control, or more than 18 months following a change of control, Mr. Feld is entitled to receive additional severance compensation, acceleration of his stock options, and certain continued benefits, provided he executes and does not revoke a release of claims within forty-five days of his termination. The severance compensation is made up of two parts: (1) an amount equal to two times the sum of Mr. Feld’s current base compensation and target bonus in the year of termination, less applicable tax withholdings, which will be payable ratably over two years following Mr. Feld’s termination in accordance with Cost Plus’ standard payroll practice, and (2) a lump sum amount equal to 100% of Mr. Feld’s target bonus for the year of termination (pro rated to the date of termination). In addition, any unvested stock options held by Mr. Feld will be accelerated and vested in full; any restricted stock units with service-based vesting will vest 100%; and any outstanding performance share awards will accelerate their vesting based upon the achievement of the target performance level (pro rated to the date of termination). He will also be entitled to reimbursement of premiums paid to continue participation in the Company’s health, dental and vision insurance plans for a period of up to 18 months.

In the event Mr. Feld’s employment is terminated involuntarily (other than for cause) by the Company on or within the 18-month period after a change of control, Mr. Feld is entitled to receive additional severance compensation, acceleration of his options, and certain continued benefits, provided he executes and does not revoke a release of claims within forty-five days of his termination. The severance compensation is made up of two parts: (1) a lump sum amount equal to three times the sum of Mr. Feld’s current base compensation and target bonus in the year of termination, less applicable tax withholdings, which will be payable within 30 days after the effectiveness of Mr. Feld’s release of claims, and (2) a lump sum amount equal to 100% of Mr. Feld’s target bonus for the year of termination (pro rated to the date of termination). In addition, any unvested stock options held by Mr. Feld will be accelerated and vested in full and any outstanding performance share awards will accelerate their vesting based upon the achievement of the target level (pro rated to the date of termination). He will also be entitled to reimbursement of premiums paid to continue participation in the Company’s health, dental and vision insurance plans for a period of up to 18 months. Under the terms of the Company’s 2004 Stock Plan, any outstanding restricted stock units will vest 100% upon a change of control.

Mr. Feld’s employment agreement defines “involuntary termination” as (i) our termination of Mr. Feld’s employment other than for cause; (ii) a material reduction in Mr. Feld’s base salary that is not part of a general reduction of officer salaries; (iii) a material reduction in the executive’s duties, responsibilities or authority; (iv) our material breach of any material provision of the agreement which is uncured for 30 days following notice. “Cause” is defined in this agreement as (i) Mr. Feld engages in willful and material misconduct, including willful and material failure to perform his duties as an officer or employee of Cost Plus or a material breach of the employment agreement and fails to cure such default within 30 days after receipt of written notice of default from Cost Plus; (ii) the commission of an act of fraud or embezzlement resulting in loss, damage or injury to Cost Plus, whether directly or indirectly; (iii) Mr. Feld’s use of narcotics, liquor or illicit drugs has had a detrimental effect on the performance of his employment responsibilities, as determined by Cost Plus’ Board of Directors; (iv) Mr. Feld’s violation of his obligations of non-solicitation or confidentiality contained in the employment agreement; (v) the conviction of, or plea of nolo contendere by, Mr. Feld on a felony or misdemeanor charge that is either in connection with the performance of Mr. Feld’s obligations to Cost Plus or that shall adversely affect his ability to perform such obligations; (vi) gross negligence, dishonesty, breach of fiduciary duty or material breach of the terms of the Agreement or any other agreement in favor of Cost Plus; or (vii) the commission of an act constituting unfair competition with Cost Plus or inducing any vendor or supplier of Cost Plus to break a contract with Cost Plus.

Mr. Feld’s employment agreement defines “change of control” as: (i) the acquisition by any person of securities representing 50% or more of the voting power of our outstanding securities; (ii) a change in the composition of the Board of Directors within a two-year period resulting in a minority of incumbent directors; (iii) a merger or consolidation in which our shareholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity immediately after the transaction or approval by shareholders of a plan of our complete liquidation or of an agreement for our sale or disposition of all or substantially all of our assets; or (iv) the sale or disposition of all or substantially all of our assets.

In the event that Mr. Feld voluntarily terminates his employment with the Company during the employment term or the Company terminates it for cause, he will receive no additional benefits other than any accrued benefits.

In the event that the severance payments and other benefits provided for in the agreement or otherwise payable to Mr. Feld constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 and will be subject to the excise tax imposed by Section 4999 of the Code, Mr. Feld will be paid the amount of the excise tax as well as an additional amount sufficient to pay his federal and state income taxes arising from all such payments.

Employment Severance Agreements

We have also entered into employment severance agreements with various executives, including our currently employed Named Executive Officers. These employment severance agreements were amended and restated effective as of June 24, 2010. Mr. Feld did not enter into a separate employment severance agreement, and the severance provisions of his employment agreement are discussed above. Our Board and the Compensation Committee believe these agreements are necessary for us to attract and retain qualified executives. In addition, in fiscal 2010 the Board and the Committee believed that the security of competitive change-in-control severance arrangements served to eliminate distraction caused by uncertainty during a period in which Cost Plus required focused and thoughtful leadership to ensure a successful turnaround, which has since been achieved.

These agreements provide for payments to our current Named Executive Officers in the event an officer’s employment is terminated involuntarily (other than for cause) by the Company prior to a change of control, or more than 12 months following a change of control. In such a case, the officer is entitled to receive additional severance compensation and certain continued benefits. The severance compensation is made up of two parts: (1) salary continuation, in accordance with the Company’s standard payroll practice, at the officer’s current base compensation level for 12 months after the officer’s termination date, and (2) a lump sum amount equal to the officer’s target bonus for the year of termination (pro rated to the date of termination) to the extent that the relevant performance targets are achieved by the Company, and to be paid at the time bonuses for the completed fiscal year are paid to other executives (or earlier, as required for purposes of Section 409A of the Code). In addition, the officer will be entitled to reimbursement of premiums paid to continue participation in the Company’s health, dental and vision insurance plans for up to the same period of time for which he or she receives salary continuation payments.

The employment severance agreements also provide for payments to our current Named Executive Officers in the event an officer’s employment is terminated involuntarily (other than for cause) by the Company on or within the 12-month period after a change of control. In such a case, the officer is entitled to receive additional severance compensation and certain continued benefits. The severance compensation is made up of two parts: (1) a lump sum amount equal to 150% of the sum of the officer’s current base compensation plus target bonus in the year of termination, less applicable tax withholdings, which will be payable within 30 days after termination of employment, and (2) a lump sum amount equal to the officer’s target bonus for the year of termination (pro rated to the date of termination) to the extent that the relevant performance targets are achieved by the Company, and to be paid at the time bonuses for the completed fiscal year are paid to other executives (or earlier, as required for purposes of Section 409A of the Code). In addition, the officer will be entitled to reimbursement of premiums paid to continue participation in the Company’s health, dental and vision insurance plans for up to 18 months.

Upon a change of control that occurs while one of our current Named Executive Officers remains an employee of the Company, the officer will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights. All restrictions on restricted stock and restricted stock units will lapse at that time as well. With respect to all awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all other terms and conditions met. Such vesting will be pro-rated to reflect the amount of time the executive was employed during the applicable performance period.

In the event that one of our current Named Executive Officers voluntarily terminates his or her employment with the Company during the employment term or the Company terminates it for cause, he or she will receive no additional benefits other than any accrued benefits.

The employment severance agreements will terminate on June 15, 2012 or one year after a change in control that occurs before June 15, 2012, whichever is later. If any executive becomes entitled to involuntary termination benefits, his or her agreement will not terminate until all of the obligations in the agreement have been satisfied.

The employment severance agreements define an “involuntary termination” as (i) our termination of the executive’s employment other than for cause; (ii) a material reduction in the executive’s base salary relative to salaries of comparable Company executives; (iii) our material breach of any material provision of the agreement which is uncured for 30 days following notice; (iv) a material reduction in the executive’s duties, responsibilities or authority; or (v) a material change in work location. “Cause” is defined in these agreements as (i) the executive’s continued intentional and demonstrable failure to perform his or her duties after the executive has received a written demand of performance and has failed to cure such non-performance within thirty (30) days after receiving such notice; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the reputation or business of Cost Plus; or (iii) the executive’s commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against, and causing material harm to Cost Plus.

The employment severance agreements define “change of control” as: (i) the acquisition by any person of securities representing 50% or more of the voting power of our outstanding securities; (ii) a change in the composition of the Board of Directors within a one-year period resulting in a minority of incumbent directors; (iii) a merger or consolidation in which our shareholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity immediately after the transaction or approval by shareholders of a plan of our complete liquidation or of an agreement for our sale or disposition of all or substantially all of our assets; or (iv) the sale or disposition of 50% or more of the fair market value of all of our assets.

Our 2004 Stock Plan provides that in the event of a change of control of Cost Plus, as that term is defined in the 2004 Stock Plan, outstanding equity awards granted under the 2004 Stock Plan shall become fully vested. We may also elect to take certain other actions in the event of a change of control, including, depending on the type of award, deeming options and stock appreciation rights to be exercised or terminating outstanding awards in exchange for a per share payment for each share subject to the outstanding awards equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in connection with the change of control, reduced in some cases by the per share strike price. We may also elect to have deferred stock units assumed by the acquirer for distribution according to their existing distribution schedule. In the event of a change of control that is consummated pursuant to a merger, consolidation or reorganization, we may also assume options and stock appreciation rights, and upon exercise, participants will receive the same number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in the transaction.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Related Person Transactions

While we do not have a written statement of policies and procedures with respect to related- person transactions, our Audit Committee’s Charter requires that the Audit Committee, all of whose members are independent directors, review and approve in advance any proposed related person transactions. Current SEC rules define a related person transaction to include any transaction or proposed transaction in which Cost Plus was or is a participant, and in which any of the following persons had or will have a direct or indirect material interest:

•	an executive officer, director or director nominee of Cost Plus;

•	any person who is known to be the beneficial owner of more than 5% of Cost Plus’ common stock;

•

any person who is an immediate family member (as defined in applicable SEC rules) of an executive officer, director or director nominee or beneficial owner of more than 5% of Cost Plus’ common stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Certain Relationships and Related Transactions

We believe that there have not been, nor are there currently proposed, any transaction or series of similar transactions in which we were or are to be a participant in which the amount involved exceeds the SEC disclosure threshold of $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 29, 2011 by:

•	each shareholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	Each of our directors and director nominees;

•	Each of the executive officers listed in the “Summary Compensation Table” on page 41 of this proxy statement; and

•	all of our current directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, the shareholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable common property laws. In computing the number of shares of common stock beneficially owned, shares subject to options or warrants held by a shareholder that are exercisable within sixty days of April 29, 2011 are deemed outstanding for the purpose of determining the percentage ownership of that shareholder. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other shareholder. As of April 29, 2011, we had 22,187,549 shares of common stock outstanding. Unless otherwise indicated, the address for each person is our principal office address at 200 4th Street, Oakland, California 94607.

Name and Address	Shares Beneficially Owned	Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)
5% or Greater Shareholders:

Red Mountain Capital Partners LLC (2)	2,759,461	—	2,759,461	12.4%
10100 Santa Monica Boulevard, Suite 925 Los Angeles, CA 90067

Stephens Investments Holdings LLC (3)	2,705,638	—	2,705,638	12.2
111 Center Street Little Rock, AR 72201

Franklin Resources, Inc. (4)	1,753,626	—	1,753,626	7.9
One Franklin Parkway San Mateo, CA 94403

Thales Fund Management, LLC (5)	1,548,525	—	1,548,525	7.0
140 Broadway, 45th Floor New York, NY 10005

Royce & Associates, LLC (6)	1,478,538	—	1,478,538	6.7
1414 Avenue of the Americas New York, NY 10019

BML Investment Partners, L.P., (7)	1,289,101	—	1,289,101	5.8
65 E. Cedar, Suite 2 Zionville, IN 46077

Name and Address	Shares Beneficially Owned	Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned (1)
Directors (including nominees who are not directors) and Officers
Willem Mesdag (8)	2,759,461	9,500	2,768,961	12.5
Fredric M. Roberts	250,000	130,750	380,750	1.7
Barry J. Feld	59,200	577,000	636,200	2.8
Clifford J. Einstein	29,500	19,500	49,000	*
Kenneth Stevens	25,000	9,500	34,500	*
Danny W. Gurr	17,480	76,500	93,980	*
Jane L. Baughman	11,765	140,417	152,182	*
Joseph H. Coulombe (9)	11,500	72,500	84,000	*
Jeffrey Turner	10,000	67,500	77,500	*
Kim D. Robbins	4,000	66,000	70,000	*
Mark R. Genender	—	—	—	*
John C. Pound	15,000	—	15,000	*
All current executive officers and directors (including director nominees) as a group (12 persons)	3,192,906	1,169,167	4,362,073	18.7%

*	Less than 1%
(1)	Percentage ownership is based on 22,187,549 shares outstanding as of April 29, 2011 plus any shares issuable pursuant to the options held by the person or group in question that may be exercised within 60 days after April 29, 2011. These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person or group.
(2)	Reflects ownership as reported on Schedule 13D/A filed December 12, 2007 with the SEC by Red Mountain Capital Partners LLC, Red Mountain Capital Management, Inc., Red Mountain Capital Partners II, L.P., Red Mountain Capital Partners III, L.P., RMCP GP LLC, and Willem Mesdag. According to such Schedule 13D/A, Red Mountain Capital Partners LLC is the parent holding company of a group of investment companies or other managed accounts, including Red Mountain Capital Partners II, L.P. (which has sole voting power and sole dispositive power with respect to 1,102,500 shares) and Red Mountain Capital Partners III, L.P., (which has sole voting power and sole dispositive power with respect to 1,656,961 shares). RMCP GP is the general partner of each of RMCP II and RMCP III and thus may be deemed to control each of RMCP II and RMCP III. RMCP LLC is the managing member of RMCP GP and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP. RMCM is the managing member of RMCP LLC and thus may be deemed to control RMCP LLC and each entity directly or indirectly controlled by RMCP LLC. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of RMCM and thus may be deemed to control RMCM and each entity directly or indirectly controlled by RMCM. Because each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to control RMCP II and RMCP III, each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own and to have the power to vote or direct the vote, or dispose or direct the disposition of all of these shares. Each of RMCM and Mr. Mesdag disclaims beneficial ownership of these shares. Mr. Mesdag was elected as a director of Cost Plus, Inc. on November 6, 2008.
(3)	Reflects ownership as reported on Schedule 13D/A filed on January 7, 2009 with the SEC by Stephens Investments Holdings LLC. According to such Schedule 13D, Stephens Investments Holdings has sole voting power and sole disposition power with respect to all 2,705,638 shares.
(4)	Reflects ownership as reported on Schedule 13G/A filed January 27, 2010 with the SEC by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Templeton Portfolio Advisors, Inc. According to such schedule 13G/A, Franklin Resources, Inc. is the parent holding company of a group of investment companies or other managed accounts, including Franklin Templeton Portfolio Advisors, Inc. (which has sole voting power and sole dispositive power with respect to all 1,753,626 shares).
(5)	Reflects ownership as reported on Schedule 13G/A filed February 11, 2008 with the SEC by Temujin Fund Management, LLC, Thales Fund Management, LLC, Marek T. Fludzinski and Marco Battaglia. Temujin Fund Management, LLC, Thales Fund Management, LLC, Marek T. Fludzinski and Marco Battaglia have shared voting power and shared dispositive power with respect to all 1,548,525 shares.
(6)	Reflects ownership as reported on Schedule 13G/A filed January 12, 2011 with the SEC by Royce & Associates, LLC. According to such Schedule 13G, such entity has sole voting and dispositive power with respect to all 1,478,538 shares.
(7)	Reflects ownership as reported on Schedule 13G/A filed February 7, 2011 with the SEC by BML Investment Partners, L.P., whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard, who thus may be deemed to beneficially own and have power to vote or direct the vote, or dispose or direct the disposition of all these shares. Each of BML Capital Management, LLC and Mr. Braden M. Leonard disclaims beneficial ownership of these shares.
(8)	In recognition that he serves on our Board as a representative of Red Mountain and its affiliates, we understand that Mr. Mesdag has agreed to assign to Red Mountain the 29,500 shares underlying the options upon the exercise of the vested options.
(9)	Includes 5,020 shares held by Mr. Coulombe through his IRA and 6,840 shares held of record by the Coulombe Family Trust of July 26, 1980, of which Mr. and Mrs. Coulombe are co-trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on Form 4 or Form 5. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports furnished to us, or written representations from certain reporting persons, we believe that, during the fiscal year ended January 29, 2011, all filing requirements applicable to Cost Plus’ officers, directors and greater than 10% shareholders were met.

BY ORDER OF THE BOARD OF DIRECTORS

Barry J. Feld
President and Chief Executive Officer

Dated: May 23, 2011

Annex A

COST PLUS, INC.

EXECUTIVE PERFORMANCE INCENTIVE PLAN

(Effective June 23, 2011)

A-i

(continued)

A-ii

COST PLUS, INC.

EXECUTIVE PERFORMANCE INCENTIVE PLAN

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. The Plan will become effective upon ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2011 Annual General Meeting of the Company.

1.2 Purpose of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating Participants (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing Participants with the opportunity to earn incentive awards for the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.7 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2 “Affiliate” means a member of the Company’s “affiliated group,” as defined in Section 1504 of the Code (determined without regard to Section 1504(b) of the Code).

2.3 “Base Salary” means as to any Performance Period, unless the Committee provides otherwise when establishing the Target Award, the Participant’s earned salary during the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans and Affiliate-sponsored plans. For avoidance of doubt, “Base Salary” does not include bonuses, commissions, equity compensation, incentive or compensation.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means the occurrence of any of the following, in one or a series of related transactions:

a. Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

b. The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

c. A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

d. The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

e. The approval by the Shareholders of the Company of a plan of complete liquidation of the Company

f. The complete liquidation or dissolution of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.8 “Company” means Cost Plus, Inc. or any successor thereto.

2.9 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code).

2.10 “Disability” means a permanent and total disability determined in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.11 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.12 “Fiscal Year” means the fiscal year of the Company.

2.13 “Maximum Award” means as to any Participant for any Performance Period, $3,000,000.

2.14 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.15 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.5 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.16 “Performance Period” means a Fiscal Year or such longer or shorter period as determined by the Committee in its sole discretion.

2.17 “Performance Goals” shall have the meaning as set forth in Section  3.1 of the Plan.

2.18 “Plan” means the Cost Plus, Inc. Executive Performance Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.19 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.4.

2.20 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-employment by the Company or an Affiliate.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Performance Goals. The granting of awards pursuant to the Plan may be made subject to the attainment of goal(s) (or combined goal(s)) determined by the Committee (in its discretion) relating to one or more business criteria within the meaning of Section 162(m) of the Code to be applicable to a Participant for a Target Award for a Performance Period (“Performance Goals”). As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: cash flow, business unit or division performance, earnings (which may include earnings before interest, taxes, depreciation and amortization (EBITDA), or earnings before taxes and net earnings), earnings per share, expense reduction, gross margin, shareholder value, market share, net income, net sales, operating income, operating margin, productivity, return on assets, return on capital, return on shareholder equity, return on sales, and total shareholder return. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms; (ii) in relative terms over the passage of time and/or any measurement against other companies or financial or business or stock index metrics particular to the Company); (iii) on a per share and/or share per capita basis; (iv) against the performance of the Company as a whole or against any Affiliate(s), or a particular segment(s), a business unit(s) or a product(s) of the Company; (v) on a pre-tax or after-tax basis; and/or (vi) using an actual foreign exchange rate or on a foreign exchange neutral basis. Prior to the Determination Date, the Committee shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles). In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to or at the time of the issuance of an award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. The Committee will appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year; or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results. In addition, the Committee will adjust any performance criteria, Performance Goal or other feature of an award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

3.2 Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. The Committee, in its sole discretion, also may designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period. Participation in the Plan is in the sole discretion of the Committee, and shall be determined on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.3 Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.4 Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.5 Determination of Payout Formula. On or prior to the Determination Date for a Performance Period, the Committee, in its sole discretion, shall establish a Payout Formula for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved at the predetermined level, and (d) provide for the payment of an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed the Maximum Award.

3.6 Date for Determinations. The Committee shall make all determinations under Sections 3.2 through 3.5 on or before the Determination Date.

3.7 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing (for example, in its meeting minutes) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded, as determined by the Committee. A Participant will be eligible to receive an Actual Award intended to qualify as performance-based compensation under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified in writing by the Committee. Notwithstanding any contrary provision of the Plan, in determining the amounts earned by a Participant pursuant to an award intended to qualified as performance-based compensation under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what Actual Award, if any, will be paid in the event of a Termination of Employment as the result of a Participant’s death or Disability or upon a Change in Control or in the event of a Termination of Employment following a Change in Control prior to the end of the Performance Period, and (c) determine what Actual Award, if any, will be paid in the event of a Termination of Employment other than as the result of a Participant’s death or Disability prior to a Change in Control and prior to the end of the Performance Period to the extent an Actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Subject to Section 3.7, payment of each Actual Award shall be made as soon as administratively practicable following the determination and certification of the Actual Award as set forth in Section 3.7, but in no event later than the fifteenth day of the third month of the Fiscal Year following the date the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture; provided that the Committee may permit Participants to elect to defer payment of their Actual Awards in a manner satisfying the requirements of Section 409A of the Code.

4.3 Form of Payment. Each Actual Award shall be paid in cash (or its equivalent) in a single lump-sum unless otherwise deferred in accordance with Section 4.2.

4.4 Termination of Employment. Except as permitted in Section 3.7, if a Participant incurs a Termination or Employment for any reason prior to the date of payment of an Actual Award, such Participant shall not be entitled to an Award.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator. As of the Effective Date of the Plan, the Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f)  interpret, amend or revoke any such rules.

5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and/or powers with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 6

GENERAL PROVISIONS

6.1 Tax Withholding. The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state, local and other taxes (including, but not limited to the Participant’s FICA and SDI).

6.2 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter and/or organizational documents, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors. All obligations of the Company and any Affiliate under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company and/or such Affiliate, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such Affiliate.

6.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.7 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination. The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board or the Committee’s right to amend or terminate the Plan), shall remain in effect until the 2016 Annual General Meeting of Shareholders.

SECTION 8

LEGAL CONSTRUCTION

8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

8.6 Code Section 409A. It is intended that this Plan comply with, or be exempt from, Section 409A and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. The Company and each Participant will work together in good faith to consider either (i) amendments to the Plan; or (ii) revisions to the Plan with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to the Participant under Section 409A. In no event will the Company reimburse a Participant for any taxes that may be imposed on the Participant as a result of Section 409A.

EXECUTION

IN WITNESS WHEREOF, Cost Plus, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

Cost Plus, Inc.

Dated: , 2011
By:
Name:
Title:

Annex B

COST PLUS, INC.

1996 DIRECTOR OPTION PLAN

(Amended June 19, 1997)

(Amended June 15, 1999)

(Amended June 22, 2000)

(Amended June 27, 2002)

(Amended July 1, 2004)

(Amended June 29, 2005)

(Amended June 22, 2006)

(Amended June 18, 2009)

(Amended June 23, 2011)

1. Purposes of the Plan. The purposes of this 1996 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

Awards granted under the Plan may be Nonstatutory Stock Options, Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Committee at the time of grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units.

(b) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(c) “Awarded Stock” means the Common Stock subject to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the Common Stock of the Company.

(g) “Committee” means a committee appointed by the Board to administer the Plan and to perform the functions set forth herein, or, if no such committee is appointed, the Board.

(h) “Company” means Cost Plus, Inc., a California corporation.

(i) “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 11.

(j) “Director” means a member of the Board.

(k) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(n) “Inside Director” means a Director who is an Employee.

(o) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(p) “Outside Director” means a Director who is not an Employee.

(q) “Nonstatutory Stock Option” means a stock option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Participant” means a Director or entity that holds an Award granted under the Plan.

(u) “Performance Share” means a performance share Award granted to a Participant pursuant to Section 9.

(v) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 10.

(w) “Plan” means this 1996 Director Option Plan, as amended.

(x) “Representative Director” means a Director who is a member of the Board as the representative for an entity that employs such Director. The determination of whether an Outside Director is a Representative Director shall be determined by the representations of such Director and such determination may be changed at any time by such Director.

(y) “Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(z) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(aa) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be awarded and sold under the Plan is 1,003,675 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

4. Administration and Grants of Awards under the Plan.

(a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. Except as otherwise provided in the Company’s Articles of Incorporation or By-Laws, a quorum shall consist of a majority of the members of the Committee and a majority of a quorum may authorize any action. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any decision or determination reduced to writing and signed by the requisite number of the members of the Committee shall be as fully effective as if made by the vote of the requisite number of members at a meeting duly called and held.

(b) The Committee shall be composed of the Board of Directors or a committee appointed by the Board.

(c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i) to determine those individuals to whom Awards shall be granted under the Plan and the number of Shares subject to each Award to be granted, to prescribe the terms and conditions (which need not be identical) of each such Award, including the Fair Market Value on any date, and to make any amendment or modification to any Award Agreement, including the acceleration of vesting, consistent with the terms of the Plan;

(ii) to construe and interpret the Plan and the Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants, and all other persons having any interest therein;

(iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

5. Eligibility.

(a) Except as provided in Section 5(b) hereof, Awards may be granted only to Outside Directors.

(b) In the event an Outside Director is a Representative Director, Awards shall be granted in the name of the entity employing such Representative Director and such Representative Director shall not personally receive any Award grants in the Representative Director’s own name.

(c) The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect until March 31, 2016 unless sooner terminated under Section 14 of the Plan.

7. Stock Options

(a) Procedure for Grants of Options. The terms of an Option granted hereunder shall be as follows:

(i) the term of the Option shall be up to ten (10) years.

(ii) subject to Section 13 hereof, the Option shall be exercisable:

(A) in the event of an Option held directly by an Outside Director, only while the Outside Director remains a Director of the Company.

(B) in the event of an Option held by an entity pursuant to Section 5(b) hereof, only while the Representative Director remains a Director of the Company.

(iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option. In the event that the date of grant of the Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Option.

(iv) subject to Section 13 hereof, the Option shall become exercisable as determined by the Committee at the time of grant of the Option.

(b) Procedure for Exercise; Rights as Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 7(a).

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Participant as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(c) Form of Consideration for Stock Options. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

(d) Termination of Continuous Status as a Director. Subject to Section 13 hereof, in the event a Participant’s status as a Director terminates (other than the Participant’s death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Participant may exercise his or her Option, but only within six (6) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of such termination, and to the extent that the Participant does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(e) Disability of Participant. In the event a Participant’s status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Participant may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of termination, or if the Participant does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(f) Death of Participant. In the event of a Participant’s death, the person or entity designated as beneficiary in writing by the Participant, or, if no such person or entity has been designated as beneficiary by the Participant, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Participant was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of death, and to the extent that the Participant’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services as a director but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock. Restricted Stock shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

(b) Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Committee at the time the stock is awarded. The Committee may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Committee.

(c) Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Committee, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

9. Performance Shares.

(a) Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

(b) Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Committee at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Committee. The Committee may require the recipient to sign a Performance Shares agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Committee.

(c) Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Committee, in its sole discretion, shall determine.

10. Performance Units.

(a) Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Number of Performance Units. The Committee will have complete discretion in determining the number of Performance Units granted to any Participant.

(c) Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Committee at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Committee. The Committee may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Committee.

(d) Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Committee, in its sole discretion, shall determine.

11. Deferred Stock Units. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Committee, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Committee. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

12. Non-Transferability of Awards. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Award may be assumed or equivalent awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Award is assumed or substituted for, the Award or equivalent award shall continue to vest in accordance with the Plan for so long as the Participant (or, in the case of an entity Participant, such Participant’s Representative Director) serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Participant’s (or, in the case of an entity Participant, such Participant’s Representative Director’s) status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (or, in the case of an entity Participant, such Participant’s Representative Director), the Award shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable, all restrictions on Restricted Stock and Deferred Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. Thereafter, in the case of an Option or equivalent award, such Option or equivalent award shall remain exercisable in accordance with Sections 7(d) through (f) above.

If the Successor Corporation does not assume an outstanding Award or substitute for it an equivalent award, the Award shall become fully vested and exercisable, including as to Shares for which it would not otherwise be vested and exercisable, all restrictions on Restricted Stock and Deferred Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In the case of an outstanding Option, the Board shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate. In the case of an outstanding award of Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units, immediately after each outstanding award of Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units have become fully vested, the award shall be terminated and cancelled in exchange for a per share payment for each Share (or, for Performance Units, unit) then subject to such each outstanding award of Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in connection with the merger or sale of assets.

(ii) For the purposes of this Section 13(c), an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share of Awarded Stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made, without such Participant’s consent. In addition, to the extent necessary and desirable to comply with any other applicable law or regulation (including any rule of a stock exchange or automated stock quotation system upon which the shares are traded), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated.

15. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date determined in accordance with Section 4 hereof.

16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Cost Plus, Inc.

Notice of 2011 Annual Meeting of Shareholders

200 4th Street, Oakland, California 94607

Proxy Solicited by Board of Directors for Annual Meeting — June 23, 2011

Barry J. Feld and Jane L. Baughman, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cost Plus, Inc. to be held on June 23, 2011 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the persons and proposals set forth and for such other matters as may properly come before the meeting as the proxy holders deem advisable.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Cost Plus, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 22, 2011.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/CPWM

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, 4 and 5 and FOR “ONE YEAR” on Proposal 6.

1. Election of Directors to serve one-year terms.

	For	Withhold					For	Withhold		For	Withhold
01 - Joseph H. Coulombe	☐	☐		02 - Clifford J. Einstein			☐	☐	03 - Barry J. Feld	☐	☐

04 - Mark R. Genender	☐	☐		05 - Danny W. Gurr			☐	☐	06 - John C. Pound	☐	☐

07 - Kim D. Robbins	☐	☐		08 - Fredric M. Roberts			☐	☐	09 - Kenneth T. Stevens	☐	☐

				For	Against	Abstain					For	Against	Abstain
2. To ratify and approve the appointment of Deloitte & Touche LLP as independent registered public accounting firm of Cost Plus for the fiscal year ending January 28, 2012.				☐	☐	☐	3. To approve the Executive Performance Incentive Plan.				☐	☐	☐

4. To approve an amendment to the Company’s 1996 Director Option Plan to expand the type of equity awards that can be made under the plan to include full value awards.				☐	☐	☐	5. Advisory vote on executive compensation.				☐	☐	☐

			1 Yr	2 Yrs	3 Yrs	Abstain
6. Advisory vote on the frequency of the advisory vote on the executive compensation.			☐	☐	☐	☐	7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(This proxy should be marked, dated and signed by each share-holder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01CCYA